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                              ACQUISITION OF STOCK


                                       OF


                               TDI WORLDWIDE, INC.






                            STOCK PURCHASE AGREEMENT












                          Dated as of February 22, 1996







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










                                TABLE OF CONTENTS


                                                                Page

ARTICLE I

         DEFINITIONS..............................................1

ARTICLE II

         PURCHASE OF SHARES.......................................9
         2.1  Purchase and Sale of Shares.........................9
         2.2  Closing............................................10

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF BUYER.................11
         3.1  Organization and Standing..........................11
         3.2  Authorization and Binding Obligation...............11
         3.3  Absence of Conflicting Agreements or
              Required Consents..................................12
         3.4  Litigation.........................................12
         3.5  Financial Statements and Reports...................12
         3.6  Stock Issuance.....................................13
         3.7  Purchase for Investment............................13

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF SELLERS...............13
         4.1  Authorization and Binding Obligation...............13
         4.2  Title to Shares....................................14
         4.3  Capital Stock......................................14
         4.4  Articles of Incorporation; By-laws;
              Minute Books.......................................14
         4.5  Consents; No Conflict..............................15
         4.6  Governmental Approvals and Authorizations..........15
         4.7  Compliance with Laws...............................16
         4.8  Real Property......................................16
         4.9  Title to and Condition of Personal Property........19
         4.10  Intellectual Property.............................19
         4.11  Contracts.........................................20
         4.12  Major Advertisers.................................21
         4.13  Personnel Information.............................21
         4.14  Employee Benefit Plans............................22
         4.15  Litigation........................................24
         4.16  Transaction with Affiliates.......................24
         4.17  Financial Statements, etc.........................24


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









         4.18  Absences of Undisclosed Liabilities...............25
         4.19  Absence of Changes or Events......................25
         4.20  Insurance.........................................27
         4.21  Taxes.............................................27
         4.22  Environmental Matters.............................28
         4.23  Financing Statements..............................29
         4.24  Subsidiaries......................................29
         4.25  Broker or Finder's Fee............................29
         4.26  Purchase for Investment, etc......................29
         4.27  Bank Accounts.....................................30

ARTICLE V

         COVENANTS OF SELLERS....................................30
         5.1  Information Prior to Closing.......................30
         5.2  Conduct of Business................................30
         5.3  Third-Party Consents...............................33
         5.4  Renewal of Contracts...............................33
         5.5  No Inconsistent Action.............................34
         5.6  No Solicitation....................................34
         5.7  Financial Statements...............................34
         5.8  Estoppel Certificates; Consent and Waiver..........34
         5.9  Limitation on Covenants............................35

ARTICLE VI

         COVENANTS OF BUYER......................................35
         6.1  Employee Benefits..................................35
         6.2  Replacement Letters of Credit......................36
         6.3  Third-Party Consents...............................36
         6.4  Indemnification of Officers and Directors..........36
         6.5  Adjustment Event...................................36
         6.6  Books and Records..................................36
         6.7  Rule 144...........................................37

ARTICLE VII

         CONDITIONS PRECEDENT TO BUYER'S OBLIGATION
         TO CLOSE................................................37
         7.1  Representations, Warranties and Covenants..........37
         7.2  Governmental Consents..............................38
         7.3  Third-Party Consents...............................38
         7.4  Sellers' Certificate...............................38
         7.5  Employment Agreement...............................38
         7.6  Adverse Proceedings................................38
         7.7  Payment of Indebtedness; Financing
              Statements.........................................39
         7.8  Cole/TDI Aviation, LLC.............................39
         7.9  Current Assets.....................................39

         7.10  FIRPTA Certificates...............................40
         7.11  Resignation of Directors..........................40
         7.12  Releases..........................................40
         7.13  Escrow Note; Escrow Agreement.....................41
         7.14  Deliveries........................................41

ARTICLE VIII

         CONDITIONS PRECEDENT TO SELLERS' OBLIGATION
         TO CLOSE................................................41
         8.1  Representations, Warranties and Covenants..........41
         8.2  Governmental Consents..............................41
         8.3  Adverse Proceedings................................41
         8.4  Available Funds....................................42
         8.5  Escrow Note; Escrow Agreement......................42
         8.6  Deliveries.........................................42

ARTICLE IX

         THE CLOSING.............................................42
         9.1  Documents to be Delivered by Sellers...............42
         9.2  Documents to be Delivered by Buyer.................43

ARTICLE X

         TRANSFER TAXES; FEES AND EXPENSES.......................44
         10.1  Transfer Taxes and Similar Charges................44
         10.2  Expenses..........................................44

ARTICLE XI

         SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
         COVENANTS...............................................44

ARTICLE XII

         INDEMNIFICATION.........................................44
         12.1  Indemnification by Sellers........................44
         12.2  Indemnification by Buyer..........................46
         12.3  Limitation on Indemnity Obligation................47
         12.4  Procedures for Certain Claims.....................48
         12.5  Third-Party Claims................................51
         12.6  The Sellers' Representative.......................53
         12.7  Limitation on Claims..............................54
         12.8  Special Limitations...............................54
         12.9  Exclusive Remedy..................................54

ARTICLE XIII

         TERMINATION RIGHTS......................................55
         13.1  Termination.......................................55
         13.2  Liability.........................................55

ARTICLE XIV

         REMEDIES UPON DEFAULT...................................55

ARTICLE XV

         OTHER PROVISIONS........................................56
         15.1  Confidentiality...................................56
         15.2  Legend............................................57
         15.3  Publicity.........................................57
         15.4  Compliance with HSRA..............................57
         15.5  Benefit and Assignment............................57
         15.6  No Third-Party Beneficiaries......................58
         15.7  Entire Agreement..................................58
         15.8  Waiver............................................58
         15.9  Headings..........................................58
         15.10  Choice of Law....................................59
         15.11  Notices..........................................59
         15.12  Counterparts.....................................60
         15.13  Further Assurances...............................60

SCHEDULES

1.24              Financing Charge Amount Exclusions
2.1               Financing Charge Statement
4.2               Title to Shares
4.3               Capital Stock
4.5               Consents; No Conflicts
4.6               Governmental Approvals and Authorizations
4.8               Real Property
4.9               Title to Personal Property
4.10              Intellectual Property
4.11              Contracts
4.12              Major Advertisers
4.13              Personnel Information
4.14              Employee Benefit Plans
4.15              Litigation
4.16              Transaction with Affiliates
4.17              Financial Statements
4.19              Absence of Changes or Events
4.20              Insurance
4.21              Taxes
4.22              Environmental Matters
4.23              Financing Statements
4.24              Subsidiaries
4.27              Bank Accounts
5.2(b)            Conduct of Business
5.8               Estoppel Certificates
7.3               Third-Party Consents
7.9               Statement of Net Adjusted Current Assets

                            STOCK PURCHASE AGREEMENT


                  This STOCK PURCHASE AGREEMENT (this  "Agreement"),  made as of the 22nd day of February, 1996, is by and among Infinity Broadcasting Corporation, a Delaware corporation ("Buyer"), William M. Apfelbaum ("Apfelbaum") and each of the other stockholders of TDI Worldwide, Inc., a Delaware corporation ("TDI"), listed on SCHEDULE 4.2 hereto (together with Apfelbaum, "Sellers").


                                    RECITALS

                  WHEREAS, Sellers collectively own all of the issued and outstanding shares of the Class A Stock and the Class B Stock (as such terms and other capitalized terms used herein without definition are defined in Article I hereof);

                  WHEREAS, Sellers wish to sell all of the Class A Stock and the Class B Stock to Buyer, and Buyer wishes to purchase such Class A Stock and Class B Stock from Sellers, on the terms and subject to the conditions herein provided; and

                  WHEREAS, the Board of Directors of Buyer has approved the purchase of the Class A Stock and the Class B Stock from Sellers on the terms and subject to the conditions herein provided.

                  NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Unless otherwise stated, the following terms when used herein have the meanings assigned to them below.

                  1.1 "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                  1.2 "Apfelbaum" has the meaning set forth in the preamble to this Agreement.

                  1.3 "Applicable  Law" means all applicable  provisions of all
(I) constitutions, treaties, statutes, laws (including, but not limited to, the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority and (II) orders, decisions, rulings, injunctions, judgments, awards and decrees or consents of or agreements with any Governmental Authority.

                  1.4 "Billboard Lease" means any lease of real property providing for annual payments of $75,000 or more, including any amendments thereto, on which one or more billboards owned by TDI or any Subsidiary are located.

                  1.5 "Business Day," whether or not initially capitalized, means every day of the week excluding Saturdays, Sundays and federal holidays.

                  1.6 "Buyer" has the meaning set forth in the preamble to this Agreement.

                  1.7  "Claim" has the meaning set forth in Section
12.4 hereof.

                  1.8 "Class A Stock" means the Class A Common Stock, par value $.01 per share, of TDI.

                  1.9 "Class B Stock" means the Class B Common Stock, par value $.01 per share, of TDI.

                  1.10  "Closing" has the meaning set forth in
Section 2.2 hereof.

                  1.11 "Closing Date" means the date on which the Closing occurs.

                  1.12 "Code" means the Internal Revenue Code of 1986, as amended, together with all regulations and rulings issued thereunder by any Governmental Authority.

                  1.13  "Computer   Programs"   means  all  computer   software,
firmware, programs and source disks, program documentation, tapes, manuals, forms, guides and other materials with respect thereto.

                  1.14 "Confidential Information" has the meaning set forth in Section 15.1 hereof.

                  1.15  "Contracts" means, subject to the next
sentence of this definition, (I) all contracts, agreements, licenses, commitments and orders for the sale, purchase or barter of materials, supplies, goods or services or any combination of the foregoing, relating to the assets or business of TDI or any Subsidiary, (II) all Billboard Leases and other leases for the use of personal property in connection with the assets or business of TDI or any Subsidiary, (III) all franchise or similar agreements relating to the business of TDI or any Subsidiary, (IV) all Real Property Leases relating to the business of TDI or any Subsidiary, (V) all Trade Agreements relating to the business of TDI or any Subsidiary, (VI) all partnership, joint venture or other arrangements involving a sharing of profits or expenses relating to the business of TDI or any Subsidiary and (VII) all other contracts and agreements of whatever nature which pertain to the assets or business of TDI or any Subsidiary, including, but not limited to, those franchise agreements, purchase orders, leases, Trade Agreements and other agreements and contracts set forth on SCHEDULES 4.8, 4.11 AND 4.13 hereto. Notwithstanding the foregoing, the term "Contract" shall not include any (W) contract, agreement (other than any franchise agreement), lease, license agreement, Trade Agreement or Real Property Lease which provides for annual payments of less than $50,000 or is terminable on not more than 30 days notice without liability to TDI or any Subsidiary, (X) advertising contract entered into in the ordinary course of business which provides for payments of less than $100,000 during the current term of such advertising contract (without giving effect to any renewal or extension thereof), (Y) Billboard Lease with an annual rent of less than $75,000, or (Z) contract, agreement or other obligation which will be terminated without further liability to or obligation of TDI or any Subsidiary upon payment of the Financing Charge Amount.

                  1.16 "Environmental Laws" means all applicable local, state and federal statutes and regulations relating to the protection of human health or the environment.

                  1.17 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with the regulations and rulings issued thereunder by any Governmental Authority.

                  1.18 "Escrow Agent" means the agent under the Escrow Agreement which shall hold and administer the Escrow Note in accordance with Article XII hereof and the Escrow Agreement.

                  1.19 "Escrow Agreement" means an Escrow Agreement, dated as of the Closing Date, among Buyer, Sellers and the Escrow Agent, in form and substance satisfactory to the Sellers' Representative and Buyer.

                  1.20 "Escrow Note" means a non-recourse (except to the extent of the Retained Shares referred to in such Escrow Note), non-interest bearing promissory note of Buyer, in form and substance satisfactory to the Sellers' Representative and Buyer, evidencing Buyer's obligation to deliver the Retained Shares to Sellers in accordance with Section 12.4 hereof and the Escrow Agreement.

                  1.21 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  1.22 "Executive Officers of TDI" means the Chairman, the Presidents, the Executive Vice Presidents, the Senior Vice Presidents and the Treasurer of TDI and the Subsidiaries and the Managing Director of TDI Advertising, Ltd.

                  1.23 "Financial Statements" means (I) the audited consolidated balance sheets for TDI and the Subsidiaries as of December 31, 1993, December 31, 1994 and March 31, 1995 and the related statements of operations and cash flows for the fiscal year, then ended, certified, in each case, by Coopers & Lybrand L.L.P. and (II) the unaudited consolidated balance sheet for TDI and the Subsidiaries as of December 31, 1995 and the related statements of operations and cash flows for the twelve month period then ended.

                  1.24  "Financing   Charge  Amount"  means  the  consolidated
liability of TDI and the Subsidiaries in respect of (I) all indebtedness for borrowed money (including the current portion of any long-term indebtedness) or for the deferred purchase price of property (other than (X) any such amounts included as a current liability in the determination of the Net Adjusted Current Assets and (Y) any such amounts set forth on SCHEDULE 1.24 hereto), (II) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (III) except as set forth on SCHEDULE 1.24 hereto, all interest, fees, premiums and other charges or amounts payable of any kind with respect to any indebtedness referred to in clauses (i) and (ii) above, including all deferred fees and termination fees, (IV) all obligations under any lease of property, real or personal, the obligations in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee (including current maturities of all such capitalized obligations) and (V) all obligations in respect of letters of credit or acceptances issued or created for the account of TDI or any such Subsidiary (other than the standby letters of credit set forth on SCHEDULE 1.24 hereto).

                  1.25 "Financing Charge Statement" has the meaning set forth in Section 2.1(b) hereof.

                  1.26 "GAAP" means United States generally accepted accounting principles consistently applied.

                  1.27 "Government Approvals" has the meaning set forth in Section 4.6 hereof.

                  1.28 "Governmental Authority" means any nation or government, any state or other political subdivision there of, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, but not limited to, any government authority, agency, board, commission, court, department or instrumentality of the United States, any State of the United States, the United Kingdom, the Republic of Ireland or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

                  1.29  "Hambro" means Hambro Group Investments
Limited, an England corporation.

                  1.30 "Hazardous Substance" means asbestos-containing material and any and all hazardous or toxic sub stances, materials or wastes as defined or listed under the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act or any comparable state statute or any regulation promulgated under any of such federal or state statutes.

                  1.31 "HSRA" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations adopted thereunder.

                  1.32 "Infinity Reports" has the meaning set forth in Section 3.5 hereof.

                  1.33 "Infinity Stock" means Class A Common Stock, par value $.002 per share, of Buyer hereof.

                  1.34 "Initial Purchase Price" has the meaning set forth in Section 2.1(a) hereof.

                  1.35 "Intellectual Property" means United States (federal and state) and foreign trademarks, service marks, trade names, trade dress, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing, the United States and foreign letters patent and patent applications, and inventions, processes, designs, formulae, trade secrets, jingles, know-how, confidential business and technical information, Computer Programs, data and documentation, and all similar intangible property rights, tangible embodiments of any of the foregoing (in any medium including electronic media), and licenses or permits to use any of the foregoing.

                  1.36  "Intellectual Property Assets" has the
meaning set forth in Section 4.10 hereof.

                  1.37 "Knowledge of TDI" means the actual or constructive knowledge of the Executive Officers of TDI and any such knowledge of TDI shall be deemed to be the knowledge of all Sellers other than Teachers and Hambro. For purposes of the foregoing, an Executive Officer of TDI shall be deemed to have constructive knowledge of any fact or thing if, in light of such Executive Officer's position or responsibilities with respect to TDI and the Subsidiaries, he or she should have known of such fact or thing.

                  1.38 "Liens" means all debts, liens, security interests, mortgages, pledges, judgments, trusts, adverse claims, liabilities, encumbrances and other impairments of title, other than, in the case of Sections 4.5, 4.8, 4.9, 4.10, 4.22 and 5.2(b)(v) hereof only, any encumbrances relating to any property or asset which do not materially impair or adversely effect the use for which such property or asset is currently utilized or the value of such property or asset.

                  1.39 "Liquidated Liability Amount" means an amount equal to $500,000, which amount represents Sellers' good faith estimate of TDI's liability with respect to the multiemployer plan withdrawal liability described on SCHEDULE 4.14 hereto.

                  1.40  "Losses" has the meaning set forth in
Section 12.1 hereof.

                  1.41 "Material Adverse Effect" means a material adverse effect on the business, assets, properties, liabilities, revenues, costs and expenses, income before provision for income taxes, operations or condition, financial or otherwise, of TDI and the Subsidiaries, taken as a whole. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

                  1.42 "Multiemployer Plan" has the meaning set forth in Section 4.14 hereof.

                  1.43 "Net Adjusted Current Assets" means the excess of (I) cash, accounts receivable (less the allowance for doubtful accounts) and prepaid expenses over (II) transit franchise payable, accounts payable and other current liabilities (excluding interest and fees with respect to any long-term indebtedness or capitalized obligations included in the Financing Charge Amount), in each case, as determined in accordance with GAAP and in a manner consistent with the preparation of the Financial Statements.

                  1.44  "NYSE" means The New York Stock Exchange.

                  1.45 "Owned Real Property" means all real property and interests in real property owned by TDI or any Subsidiary (other than any real property on which any bill board is located), together with all easements and other appurtenances for the benefit thereof.

                  1.46 "Permitted Encumbrances" has the meaning set forth in Section 7.7 hereof.

                  1.47 "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  1.48  "Plan" has the meaning set forth in Section
4.14 hereof.

                  1.49  "Prospective Claim" has the meaning set
forth in Section 12.4(a)(iii) hereof.

                  1.50 "Purchase Price" has the meaning set forth in Section 2.1(c) hereof.

                  1.51 "Real Property Lease" means any lease, sub lease, license and occupancy agreement (other than any Billboard Lease) providing for annual payments of more than $50,000, including any amendments thereto, pursuant to which TDI or any Subsidiary is the lessee, sublessee, licensee or occupant of real property used in, held for use in connection with, necessary for the conduct of, or otherwise material to, the business of TDI or any Subsidiary, together with all easements and other appurtenances for the benefit thereof.

                  1.52 "Representatives" has the meaning set forth in Section 15.1 hereof.

                  1.53 "Retained Shares" has the meaning set forth in Section 2.2(e) hereof.

                  1.54  "SEC" means the Securities and Exchange Commission.

                  1.55 "Securities Act" means the Securities Act of 1933, as amended.

                  1.56 "Sellers" has the meaning set forth in the preamble to this Agreement.

                  1.57  "Sellers' Representative" has the meaning set forth in
Section 12.6(a) hereof.

                  1.58 "Services Agreements" has the meaning set forth in Section 4.13(a) hereof.

                  1.59  "Shares" means the Class A Stock and the Class B Stock.

                  1.60 "Statement of Net Adjusted Current Assets" has the meaning set forth in Section 7.9 hereof.

                  1.61  "Stock Portion" has the meaning set forth in
Section 2.2(c) hereof.

                  1.62 "Subsidiary" means any corporation, partner ship, limited liability company or other entity of which TDI owns, directly or indirectly, at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity, including, without limitation, LDI, Limited, TDI Advertising, Ltd., British Transport Advertising, Ltd., BTA Buses Limited, Outdoor Images Limited and TDI-Metro Limited.

                  1.63 "Tax" means any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, unincorporated business, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, occupancy,
license,  occupation,   employment,   payroll,  social  security,  disability,
unemployment, workers' compensation, withholding, estimated or similar tax, duty, fee, assessment or other govern mental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto).

                  1.64 "TDI" has the meaning set forth in the preamble to this Agreement.

                  1.65 "Teachers" means Teachers Insurance and Annuity Association of America.

                  1.66 "Trade Agreements" means Contracts for the sale of advertising for consideration other than cash.

                  1.67  "Transferring Employees" has the meaning set forth in
Section 6.1(a) hereof.


                                   ARTICLE II

                               PURCHASE OF SHARES

                  2.1 PURCHASE AND SALE OF SHARES. (a) Subject to the terms and conditions hereof, Sellers will sell the Shares to Buyer, and Buyer will purchase the Shares from Sellers, for an aggregate purchase price equal to $300,000,000 (the "Initial Purchase Price"), subject to adjustment as provided in Section 2.1(c) hereof.

                  (b) At least five Business Days prior to the Closing Date, TDI shall deliver a statement setting forth TDI's good faith calculation of the Financing Charge Amount as of the Closing Date, together with reasonable supporting documentation with respect to such calculation (such statement, the "Financing Charge Statement"). The Financing Charge Statement (I) shall be in the form of
SCHEDULE 2.1 hereto, which sets forth Sellers' good faith calculation of the Financing Charge Amount as of December 31, 1995, and (II) shall be in substance reasonably satisfactory to Buyer.

                  (c) The Initial Purchase Price shall be reduced by (I) the Financing Charge Amount and (II) the Liquidated Liability Amount (as adjusted, the "Purchase Price") and shall be payable at the Closing in the manner set forth in Sections 2.2(c), 2.2(d) and 2.2(e) hereof.

                  2.2 CLOSING. The closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 at 10:00 a.m. on the next Business Day that is fifteen days after the condition set forth in Section 7.3 hereof has been satisfied (or waived by Buyer), or on such other date as the parties may agree to in writing. At the Closing:

                  (a) Each Seller shall deliver to Buyer, free and clear of all Liens, one or more certificates representing the number and class of Shares set forth opposite such Seller's name under the appropriate column on SCHEDULE 4.2 hereto, in negotiable form and duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank by such Seller, and accompanied by all requisite stock transfer stamps;

                  (b) Buyer will pay to each Seller, in the manner set forth in Sections 2.2(c), 2.2(d) and 2.2(e) hereof, the portion of the Purchase Price set forth opposite such Seller's name on SCHEDULE 4.2 hereto;

                  (c) Subject to Section 2.2(e) hereof, Buyer shall pay to each Seller an amount equal to 25% of the Purchase Price applicable to such Seller (the "Stock Portion") by delivering to such Seller such number of shares of Infinity Stock, rounded up or down to the nearest whole share, as have a value equal to the Stock Portion applicable to such Seller. For purposes of this Section 2.2(c), each share of Infinity Stock shall be valued based upon a per share price equal to the average closing price of the Infinity Stock as reported on NYSE for the twenty Business Days ending two Business Days prior to the Closing Date;

                  (d) Buyer shall pay to each Seller an amount equal to the difference between (I) the Purchase Price applicable to such Seller and
         (II) the Stock Portion applicable to such Seller by wire transfer of immediately available funds to an account at a bank or other financial institution designated by such Seller to Buyer at least three Business Days before the Closing Date; and

                  (e) Notwithstanding anything in Section 2.2(c) hereof to the contrary, Buyer shall retain $10,000,000 of the aggregate Purchase Price payable to Sellers by withholding from the Stock Portion otherwise payable to Sellers pursuant to Section 2.2(c) hereof, on a proportionate basis, such number of shares of Infinity Stock as have a value, as determined in the same manner as set forth in the last sentence of Section 2.2(c) hereof, equal to $10,000,000 (such retained shares, the "Retained Shares"). The Retained Shares shall be retained by Buyer as partial security for amounts potentially owed to it by Sellers under Article XII hereof and shall only be delivered to Sellers by Buyer as provided in Section 12.4 hereof and the Escrow Agreement. Buyer shall deliver the Escrow Note to the Escrow Agent at the Closing to evidence its obligation to deliver the Retained Shares to Sellers in the manner set forth in Section 12.4 hereof and the Escrow Agreement.


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Sellers as follows:

                  3.1 ORGANIZATION AND STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  3.2 AUTHORIZATION AND BINDING OBLIGATION. Buyer has all necessary corporate power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby, and, on or before the Closing Date, Buyer's execution, delivery and performance of this Agreement will have been duly and validly authorized by all necessary corporate action on its part. On or before the Closing Date, this Agreement will have been duly execu-
ted and  delivered  by  Buyer  and,  upon  such  execution  and  delivery,  will
constitute  its  valid  and  binding  obligation,   enforceable  against  it  in
accordance with its terms, except as limited by laws affecting the enforcement of creditors' rights generally or equitable principles.

                  3.3 ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. Except for the requirements of the HSRA, the execution, delivery and performance of this Agreement by Buyer: (A) will not violate any provision of Buyer's articles of incorporation or by-laws; (B) will not violate any Applicable Law to which Buyer is bound; and (C) will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit to which Buyer is now subject, except for any such conflict, termination, breach, default or acceleration which would not impair Buyer's ability to perform its obligations under this Agreement.

                  3.4 LITIGATION. There is no claim, litigation, proceeding or investigation pending or, to the best of Buyer's knowledge, threatened, which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken by Buyer in connection with this Agreement.

                  3.5 FINANCIAL STATEMENTS AND REPORTS. Buyer has filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, all of which have complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and such rules and regulations. Buyer has previously furnished to Sellers copies of all such forms, reports and documents filed by Buyer with the SEC since January 1, 1994 (hereinafter collectively referred to as the "Infinity Reports"). None of the Infinity Reports, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the Infinity Reports were prepared in accordance with GAAP applied on a consistent basis (except as otherwise noted in such financial statements) and present fairly the financial position, results of operations, cash flows and changes in financial position of Buyer and its consolidated subsidiaries as of the dates or the periods indicated, subject, in the case of unaudited interim consolidated financial statements, to normal year-end adjustments.

                  3.6 STOCK ISSUANCE. The Infinity Stock to be issued pursuant to this Agreement has been duly authorized for issuance and when issued and delivered by Buyer in accordance with the provisions of this Agreement will be validly issued, fully paid and non-assessable and listed on the NYSE. The issuance of Infinity Stock under this Agreement will not be subject to any preemptive or similar rights.

                  3.7 PURCHASE FOR INVESTMENT. Buyer is acquiring the Shares for its own account and not directly or indirectly with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Each Seller severally represents and warrants to Buyer as to the matters set forth in Sections 4.1, 4.2 and 4.26 hereof and the matters set forth in Sections 4.5 and 4.25 and the fourth sentence of Section 4.22(a) hereof to the extent pertaining to such Seller. In addition, with respect to all of the other representations and warranties in this Article IV, each Seller (other than Teachers and Hambro) jointly and severally represents and warrants to Buyer as follows:

                  4.1 AUTHORIZATION AND BINDING OBLIGATION. Such Seller has all necessary power and authority (or, in the case of Hambro and Teachers all necessary corporate power and authority) to enter into and perform its obligations under this Agreement and the transactions contemplated hereby. Such Seller's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on its part and this Agreement has been duly executed and delivered by such Seller. This Agreement constitutes the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as limited by laws affecting the enforcement of creditors' rights generally or equitable principles.

                  4.2 TITLE TO SHARES. Except as set forth on SCHEDULE 4.2 hereto, such Seller owns the number of Shares set forth opposite such Seller's name under the appropriate column on SCHEDULE 4.2 hereto beneficially and of record, free and clear of all Liens, and, upon the delivery of and payment for such Shares at the Closing as provided for in this Agreement, Buyer will acquire good and valid title to all such Shares being sold to it by such Seller, free and clear of all Liens, other than any Liens created by or on behalf of Buyer. Except as set forth on SCHEDULE 4.3 hereto, such Seller's transfer of such Shares is not subject to preemptive or similar rights on the part of any Person.

                  4.3 CAPITAL STOCK. SCHEDULE 4.3 hereto lists all of the issued and outstanding capital stock and other equity interests of TDI and the Subsidiaries. All such issued and outstanding capital stock and other equity interests of TDI and the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable. Except as set forth in SCHEDULE 4.3 hereto, no subscriptions, options, warrants, calls, conversions or other rights, agreements, commitments, arrangements or understandings of any kind obligating TDI, any Subsidiary or such Seller, contingently or otherwise, to issue or sell, or cause to be issued or sold, any capital stock or other equity interest of TDI or any Subsidiary, or securities convertible into or exchange able for any capital stock or other equity interest of TDI or any Subsidiary, are outstanding, and no authorization therefor has been given. Except as set forth in SCHEDULE 4.3 hereto, there are no outstanding contractual obligations of TDI or any Subsidiary to repurchase, redeem or otherwise acquire any of its outstanding capital stock or other equity interests.

                  4.4 ARTICLES OF INCORPORATION; BY-LAWS; MINUTE BOOKS. True and
complete  copies  of  the  articles  of  incorporation,   by-laws  and  other
organizational documents of TDI and each Subsidiary, as amended to and including the date hereof, have been delivered to Buyer. Neither TDI nor any Subsidiary is in violation of any provision of its articles of incorporation, by-laws or other organizational documents. The stock books and stock transfer records of TDI and each Subsidiary, true and complete copies of which have been made available to Buyer, contain true and complete records of all issuances and transfers of Class A Stock, Class B Stock, capital stock and other equity interests of TDI and the

Subsidiaries. The minute books of TDI and each Subsidiary, which have been made available to Buyer, correctly reflect in all material respects (I) all corporate actions taken by the stockholders of each such entity that such stockholders were required by Applicable Law to take, (II) all corporate actions taken by the Board of Directors of each such entity that such Board of Directors was required by Applicable Law to take and (III) all other corporate actions taken by the stockholders and the Board of Directors of each such entity (other than TDI Outdoor, Inc. and TDI International, Inc., as to which no corporate minutes exist) from the date of its formation to and including the date hereof.

                  4.5 CONSENTS; NO CONFLICT. Except for the requirements of the HSRA or as specifically disclosed in SCHEDULE 4.5 OR 4.6 hereto, (A) none of such Seller, TDI or any Subsidiary is required to obtain the consent, authoriza tion or approval of any third party (other than Government Approvals which are covered in Section 4.6 hereof) as a condition to the consummation of this Agreement by such Seller and (B) neither the execution, delivery or performance of this Agreement by such Seller or the consummation of the transactions contemplated hereby will (I) conflict with, result in a breach of or constitute a default under the articles of incorporation, by-laws or other organizational documents of such Seller, TDI or any Subsidiary, (II) conflict with, result in a breach of, contravene or constitute a default under, or be an event which with the giving of notice or passage of time or both will become a material default under, any Applicable Law, Contract or other agreement or commitment to which such Seller, TDI or any Subsidiary is a party or by which any of them (or any of their properties or assets) is subject or bound, (III) result in the creation of, or give any party the right to create, any Lien upon the property or assets of TDI or any Subsidiary or (IV) terminate or modify in any material respect, give any third party the right to terminate or modify in any material respect, or result in the vesting or acceleration of any amount or benefit paid or payable under, the provisions or terms of any Contract.

                  4.6 GOVERNMENTAL APPROVALS AND AUTHORIZATIONS. Except as set forth in SCHEDULE 4.6 hereto and except for the requirements of the HSRA, all approvals, permits, qualifications, authorizations, licenses, franchises, con
sents,   orders,   registrations   or  other  approvals   (collectively,   the
"Governmental Approvals") of all Governmental Authorities which are necessary in order to permit TDI and the Subsidiaries to carry on their respective businesses or for the lawful consummation by such Seller of this Agreement have been obtained and are in full force and effect, except where the failure to obtain or maintain any such Govern mental Approval in full force and effect would not cause a Material Adverse Effect. Each of the Governmental Approvals is listed on
SCHEDULE 4.6 hereto and TDI has delivered to Buyer true and complete copies of all such Governmental Approvals, including any and all amendments and other modi fications to such items. There has been no material violation, cancellation, suspension, revocation or default of any Governmental Approval or any notice of violation, cancellation, suspension, revocation, default or dispute affecting any Governmental Approval, and, to the Knowledge of TDI, no basis exists for any such action, including, without limitation, as a result of the consummation of the transactions contemplated by this Agreement.

                  4.7 COMPLIANCE WITH LAWS. Neither TDI nor any Subsidiary is in conflict with or in violation or breach of or default under (A) any Applicable Law (except for conflicts, violations or breaches that would not cause a Material Adverse Effect) or (B) any provision of its organizational documents and neither TDI nor any Subsidiary has received any written notice or, to the Knowledge of TDI, any other notice alleging any such conflict, violation, breach or default.

                  4.8 REAL PROPERTY. (a) SCHEDULE 4.8 PART (A) hereto contains a complete and correct list of all Owned Real Property, together with a legal description of each parcel of Owned Real Property with a fair market value in excess of $100,000, including a summary description of the buildings, structures and other improvements located on each such Owned Real Property with such value in excess of $100,000. Except as set forth in SCHEDULE 4.8 PART (A) hereto, TDI and the Subsidiaries, as the case may be, have good and marketable fee title in the Owned Real Property, including the buildings, structures and other improvements thereon, free and clear of all Liens, except for utility and similar easements that would not individually or in the aggregate materially impair or adversely effect the use for which such Owned Real Property is currently utilized or the value of such Owned Real Property. TDI has delivered to Buyer true and correct copies of any title insurance commitments, title insurance policies and surveys in TDI's or any Subsidiary's possession relating to each parcel of Owned Real Property with a value in excess of $100,000.

                  (b) SCHEDULE 4.8 PART (B) hereto contains a complete and correct list of all Real Property Leases, setting forth the address, landlord and tenant for each Real Property Lease, describing all improvements leased pursuant to each Real Property Lease, listing the expiration date of, the current annual rent paid under each Real Property Lease and whether such Real Property Lease contains any renewal or purchase options. Except for the Owned Real Property, the Real Property Leases and the Billboard Leases, no real property is used or occupied by TDI or any Subsidiary.

                  (c) SCHEDULE 4.8 PART (C) hereto contains a complete and correct list of all Billboard Leases, setting forth the address, landlord and tenant for each Billboard Lease, listing the expiration date of, the current annual rent paid under each Billboard Lease.

                  (d) Except as set forth on SCHEDULE 4.8 PART (D) hereto, the improvements upon each parcel of Owned Real Property and the current use and operation of such real property conforms in all material respects to all restric tive covenants, conditions, easements, building, subdivision and similar codes and federal, state and local laws, regulations, rules, orders and ordinances and neither TDI nor any Subsidiary has received any written notice of any violation or claimed violation of any such restrictive covenant, condition or easement, or any building, subdivision or similar code, or any federal, state or local law, regulation, rule, order or ordinance. Except as set forth on SCHEDULE
4.8 PART (D) hereto, the Owned Real Property is zoned for the purposes for which it is currently being used by TDI or the Subsidiaries, as the case may be. The improvements on the Owned Real Property are in good working condition and repair.

                  (e) Except as set forth on SCHEDULE 4.8 PART (E) hereto, to the Knowledge of TDI, the improvements upon each parcel of real property leased by TDI or any Subsidiary, as the case may be, and the current use and operation of such real property conforms in all material respects to all restrictive covenants, conditions, easements, building, subdivision and similar codes and federal, state and local laws, regulations, rules, orders and ordinances and neither TDI nor any Subsidiary has received any written notice of any violation or claimed violation of any such restrictive covenant, condition or easement, or any building, sub division or similar code, or any federal, state or local law, regulation, rule, order or ordinance. Except as set forth on SCHEDULE 4.8 PART
(E) hereto, to the Knowledge of

TDI, the premises which are the subject of the Real Property Leases are zoned for the purposes for which they are currently being used by TDI or the Subsidiaries, as the case may be. To the Knowledge of TDI, the improvements on the real property premises which are the subject of the Real Property Leases are in good working condition and repair.

                  (f) Neither TDI nor any Subsidiary has any knowledge of or has received written notice of any pending, threatened, or contemplated action to take by eminent domain or otherwise to condemn any portion of the Owned Real Property or any portion of any premises which are the subject of the Real Property Leases. There exists no writ, injunction, decree, order or judgment, nor any litigation, pending or to the Knowledge of TDI, threatened, relating to the ownership, use, lease, occupancy or operation of the Owned Real Property or any of the premises which are the subject of the Real Property Leases.

                  (g) Each Real Property Lease and Billboard Lease is legal, valid, binding, enforceable and in full force and effect. None of TDI, any Subsidiary or, to the Knowledge of TDI, any other party is in material default, violation or breach under any Real Property Lease or Billboard Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a material default, violation or breach thereunder. No material amount payable under any Real Property Lease or Billboard Lease is past due. Neither TDI nor any Subsidiary has received any written notice of a material default, offset or counterclaim under any Real Property Lease or Billboard Lease or any other communication asserting non-compliance with any Real Property Lease or Billboard Lease. TDI and the Subsidiaries, as the case may be, have the exclusive right to use and occupy the premises leased under each Real Property Lease or Billboard Lease to which TDI or any Subsidiary, as the case may be, is a party. TDI and the Subsidiaries enjoy peaceful and undisturbed possession of the premises leased by TDI and the Subsidiaries, as the case may be, under each Real Property Lease. Except as set forth on SCHEDULE 4.8 PART (G) hereto, the Owned Real Property, the Real Property Leases and the Billboard Leases are free and clear of all Liens, except for lessors' interests in the Real Property Leases and the Billboard Leases. TDI has delivered to Buyer, complete and correct copies of the Real Property Leases, together, in the case of any subleases or similar occupancy agreements, with copies of all overleases.

                  4.9 TITLE TO AND CONDITION OF PERSONAL PROPERTY. (a) TDI and each of the Subsidiaries has good and valid title to all tangible personal property which it owns, including all tangible personal property reflected in the Financial Statements as being owned by TDI or such Subsidiary, as the case may be, except for tangible personal property disposed of in the ordinary course of business since December 31, 1995, in each case free and clear of all Liens, except as set forth on SCHEDULE 4.9 hereto. Except as set forth in SCHEDULE 4.9 hereto, the tangible personal property of TDI and the Subsidiaries is, in the aggregate, all of the tangible personal property required to conduct the business of TDI and the Subsidiaries as presently conducted. TDI and the Subsidiaries have maintained all such material tangible personal property in good repair, working order and operating condition, subject only to ordinary wear and tear.

                  (b) Upon transfer of the Shares on the Closing Date, Buyer will own, directly or indirectly, all assets, properties, rights, franchises, claims and agreements of every kind and description necessary to conduct the businesses and operations of TDI and the Subsidiaries as they are presently conducted.

                  4.10 INTELLECTUAL PROPERTY. SCHEDULE 4.10 hereto contains a complete and correct list and description of all Intellectual Property which is used or useful in the business of TDI and the Subsidiaries as presently conducted (the "Intellectual Property Assets"). Each Intellectual Property Asset is either owned or validly licensed by TDI or the Subsidiaries and SCHEDULE 4.10 hereto identifies which Intellectual Property Assets are so owned, which are so licensed and which entity is the owner or licensee of each such Intellectual Property Asset. TDI has delivered to Buyer copies of all material documents and true and complete memoranda describing the terms of any oral agreements re garding Intellectual Property Assets, if any, establishing such rights, licenses or other authority. There is no pending or, to the Knowledge of TDI, threatened proceeding or litigation affecting, or with respect to, the Intellectual Property Assets. TDI and each Subsidiary are in material compliance with the terms of any license of an Intellectual Property Asset and no such Seller, TDI or any Subsidiary has received any written notice of, and to the Knowledge of TDI there is not, any infringement or unlawful use of the Intellectual Property Assets. The conduct of the business of TDI and the Subsidiaries as presently conducted does not infringe in any material respect with the rights of any third party in respect of any Intellectual Property. Except as disclosed in
SCHEDULE 4.10 hereto, each Intellectual Property Asset owned by TDI and the Subsidiaries is owned free and clear of all Liens. Neither TDI nor any Subsidiary has sold, licensed or otherwise disposed of any of the Intellectual Property Assets to any Person and neither TDI nor any Subsidiary has agreed to indemnify any Person for any patent, trademark or copyright infringement. The Intellectual Property Assets listed in SCHEDULE 4.10 hereto include all Intellectual Property which is used in, useful to or necessary to the business of TDI and the Subsidiaries as presently conducted. SCHEDULE 4.10 hereto lists all of the Intellectual Property Assets which have been registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office and United States Copyright Office or other filing offices, domestic or foreign.

                  4.11 CONTRACTS. (a) SCHEDULE 4.11 hereto lists all Contracts as of the date of this Agreement, except Real Property Leases which are listed in SCHEDULE 4.8 PART (B) hereto, Billboard Leases which are listed in SCHEDULE
4.8 PART (C) hereto, employment agreements and other Contracts which are listed on SCHEDULE 4.13 hereto, Plans which are listed in SCHEDULE 4.14 hereto and the policies relating to insurance which are listed on SCHEDULE 4.20 hereto.

                  (b)  TDI  has  delivered  (or,  in  the  case  of  advertising
Contracts, made available) to Buyer true and complete copies of all written Contracts and true and complete memoranda describing the terms of all oral Contracts, listed in SCHEDULES 4.11 hereto, together with a complete and correct copy or description, as the case may be, of all amendments thereto. All material liabilities and obligations under such Contracts can be ascertained from such copies or memoranda. Each Contract is valid, in full force and effect, binding and enforceable by TDI or the Subsidiary party thereto, as the case may be, in accordance with its respective terms. TDI and the Subsidiaries have complied in all material respects with the terms of all Contracts, including, without limitation, all such terms requiring the filing of statements (financial or otherwise) and the payment of any amounts, and are not in default under any Contract. Neither TDI nor any Subsidiary has granted or been granted any waiver or forbearance with respect to any of the Contracts. To the Knowledge of TDI, no other contracting party is in default under any of the Contracts. The Contracts which are listed in SCHEDULES 4.8 PART (B), PART (C), 4.11 AND 4.13 hereto,
together   with   those  con
tracts,   agreements,   commitments   or  similar
understandings not required to be listed on such Schedules because of any applicable dollar or temporal thresholds contained in the definition of Contracts, include all those Contracts, agreements, commitments and similar understandings necessary to conduct the business of TDI and the Subsidiaries as presently conducted.

                  4.12 MAJOR ADVERTISERS. (a) SCHEDULE 4.12 hereto sets forth for the calendar year ended December 31, 1995, (I) the names and addresses of the twenty largest advertisers of TDI and the Subsidiaries (based on the aggregate value of services ordered from TDI and the Subsidiaries by such advertisers during such year) and (II) the amount for which each such customer was invoiced during such year. Except as set forth on SCHEDULE 4.12 hereto, neither TDI nor any Subsidiary has received any written or any other notice, and neither TDI nor any Subsidiary has any reason to believe, that any such advertiser of TDI or any Subsidiary (1) has ceased, or will cease, to use the services of TDI or any Subsidiary, (2) has materially reduced, or will materially reduce, the use of the services of TDI or any Subsidiary or (3) has sought, or is seeking, to materially reduce the price it will pay for the services of TDI or any Subsidiary, except to the extent that any such cessation or reduction would not have a Material Adverse Effect.

                  (b) Except as set forth on SCHEDULE 4.12 hereto, and except for advertisers, which are subject to the representation and warranty in
Section 4.12(a) hereof, neither TDI nor any Subsidiary has received any written or any other notice, and neither TDI nor any Subsidiary has any reason to believe, that any Person with whom TDI or any Subsidiary does business will not continue to do business with TDI or any Subsidiary after the Closing Date on terms and conditions substantially the same as those prevailing during the past 12 months, except for any such non-continuation which would not have a Material Adverse Effect. TDI and the Subsidiaries believe that their relations with Persons material to the conduct of their business are good.

                  4.13 PERSONNEL INFORMATION. (a) SCHEDULE 4.13 hereto contains a true and complete list of (I) all individuals employed by TDI or any Subsidiary and all directors, sales representatives, independent contractors and other personnel providing services to TDI or any Subsidiary in connection with the operation of the business thereof as of December 31, 1995, and, (II) together with Schedule 4.14 hereto, all employment, consulting and other service or compensatory plans, contracts and arrangements, other than any such plan, contract or arrangement (X) which may be terminated upon no more than thirty days' notice without any liability or obligation of TDI or any Subsidiary or (Y) which provides for annual payments not exceeding $50,000 in the aggregate (the "Services Agreements"). TDI has provided or made available to Buyer true and complete copies of all Services Agreements.

                  (b) Except as set forth in SCHEDULE 4.13 OR 4.14 hereto, neither TDI nor any Subsidiary is a party to or bound by any collective bargaining or other labor agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by TDI or any Subsidiary. TDI has provided to Buyer true and complete copies of each collective bargaining or other labor agreement listed on SCHEDULE 4.13 hereto. Except as set forth on SCHEDULE 4.13 PART (C) hereto, since January 1, 1993, there has not occurred or, to the Knowledge of TDI, been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees or former employees of TDI or any Subsidiary. Except as set forth on SCHEDULE 4.13 PART (C) hereto, there are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the Knowledge of TDI, threatened with respect to any employee of TDI or any Subsidiary. TDI and each Subsidiary have each complied in all material respects with all Applicable Laws pertaining to the employment or termination of employment of its respective employees, including, without limitation, all such Applicable Laws relating to labor relations, equal employment opportunities, fair employment practices, pro hibited discrimination or distinction and other similar employment activities.

                  4.14 EMPLOYEE BENEFIT PLANS. SCHEDULES 4.13 AND 4.14 hereto contain a true and complete list of each employee benefit plan, within the meaning of Section 3(3) of ERISA, and each other employment, severance, retention, change in control, incentive or deferred compensation, stock or other equity based, retirement, welfare, fringe benefit or other similar plan, program, agreement, understanding, arrangement, trust or other funding arrangement, whether or not subject to the provisions of ERISA, which is (X) maintained or contributed to by TDI or any Subsidiary or to which TDI or any Subsidiary is a party or is obligated to contribute or by which TDI or any Subsidiary is bound and

(Y) under which any employee, former employee or retiree of TDI or any Subsidiary is eligible to participate or derive a benefit, other than any such plan, program, agreement, understanding, arrangement, trust or other funding arrangement (A) which may be terminated upon no more than thirty days' notice without any liability or obligation of TDI or any Subsidiary or (B) which provides for annual payments not exceeding $50,000 in the aggregate (together with the Services Agreements, the "Plans"). No trade or business (whether or not incorporated) is or has been as of any date within the preceding six years treated as a single employer together with TDI or any Subsidiary pursuant to
Section 414 of the Code. Except as set forth on SCHEDULE 4.14 hereto, (A) neither TDI nor any Subsidiary has incurred or reason ably expects to incur (either directly or indirectly, including as a result of any indemnification obligation) any material liability or obligation under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee pension benefit plans and, to the Knowledge of TDI, no event, transaction or condition has occurred or exists which could result in any such liability of TDI, any Subsidiary or, following the Closing, Buyer, (B) each Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to its qualification under the Code and, to the Knowledge of TDI, no material fact or condition exists which could reasonably be expected to result in the disqualification of any such Plan, (C) except for the asserted with drawalliability under the Local No. 65 Pension Plan (estimated to be approximately $500,000), there are no material pending or, to the Knowledge of TDI, threatened claims by or on behalf of any of the Plans, by or on behalf of any employee or former employee of TDI or any Subsidiary or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits), (D) to the Knowledge of TDI, except as disclosed with respect to the Local No. 65 Pension Plan, no condition exists and no event has occurred with respect to any Plan that is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) (a "Multiemployer Plan") which presents a material risk of the incurrence by TDI or any Subsidiary of any material complete or partial withdrawal liability under Subtitle E of Title IV of ERISA and (E) to the Knowledge of TDI, no Multiemployer Plan is in "reorganization" or "insolvent" within the meaning of Section 4241 or 4245 of ERISA, respectively. Each of the Plans has been operated and administered in all material respects in accordance with all Applicable Laws, including but not limited to ERISA and the Code. No Plan is a "multiple employer plan" within the meaning of section 4063 or 4064 of ERISA. All material contributions required to have been made by TDI and each Subsidiary to or in respect of any Plan pursuant to Applicable Law (including, without limitation, ERISA and the Code) have been made within the time prescribed thereby. With respect to each Plan that is subject to the minimum funding requirements of section 412 of the Code or section 302 of ERISA, other than a Multiemployer Plan, the "accumulated benefit obligations," within the meaning of the Financial Accounting Standards Board Statement No. 87, under each such Plan, determined as of December 31, 1995 on the basis of reasonable actuarial assumptions, did not exceed the fair market value of the assets of such Plan, determined as of December 31, 1995, by more than $150,000. TDI has provided or made available to Buyer true and complete copies of all written Plans; descriptions of all unwritten Plans; and all trust, other funding arrangements and other materials documents in respect thereof.

                  4.15 LITIGATION. Except as set forth in SCHEDULE 4.15 hereto, there is no claim, litigation, proceeding or investigation pending or, to the Knowledge of TDI, threatened, against or affecting the business or any of the assets of TDI or any Subsidiary or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken in connection with this Agreement.

                  4.16  TRANSACTION  WITH  AFFILIATES.  Except  as set  forth in
SCHEDULE 4.16 hereto, no Affiliate of TDI or of a Subsidiary (other than another Subsidiary) owns any assets used, useful or necessary in the business of TDI and the Subsidiaries as presently conducted or is a party to any Contract other than employment contracts set forth in SCHEDULE 4.13 hereto.

                  4.17 FINANCIAL STATEMENTS, ETC. (a) SCHEDULE 4.17 hereto contains true and complete copies of the Financial Statements. The Financial Statements have been prepared in accordance with GAAP consistently applied from period to period. The Financial Statements accurately reflect and fairly present the financial condition, position, results of operations, cash flows and changes in financial position of TDI and the Subsidiaries as of the dates and for the periods indicated. Except to the extent expressly reserved against in the Statement of Net Adjusted Current Assets, the accounts and notes receivable reflected in such Statement of Net Adjusted Current Assets will be good and collectible free and clear of any Liens, and will have arisen only from bonafide transactions in the ordinary course of business of TDI and the Subsidiaries.

                  (b) The Financing Charge Statement will contain a true and correct calculation of the Financing Charge Amount as of the Closing Date in accordance with GAAP.

                  (c) As of (I) December 31, 1995 and (II) the Closing Date, the
Net  Adjusted  Current  Assets  are,  and  will  be,   respectively,   at  least
$10,000,000.

                  4.18 ABSENCES OF UNDISCLOSED LIABILITIES. Except as disclosed in the schedules hereto and except for (A) liabilities as and to the extent reflected or reserved against on the consolidated balance sheet of TDI and the Subsidiaries as of December 31, 1995 included in the Financial Statements, (B) immaterial liabilities incurred since December 31, 1995, in the ordinary course of business, consistent with past practice, of TDI and the Subsidiaries, (C) ordinary course liabilities incurred since December 31, 1995, under any contract, agreement, commitment or similar understanding not required to be disclosed on any Schedule to this Agreement because of any applicable dollar or temporal threshold contained in this Agreement, and (D) liabilities incurred by TDI or any Subsidiary since the date of this Agreement under any Contract entered into or renewed or permitted by Section 5.2(b)(viii) hereof, neither TDI nor any Subsidiary has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

                  4.19  ABSENCE OF CHANGES OR  EVENTS.  Except as  disclosed  in
SCHEDULE 4.19 hereto or as expressly permitted by this Agreement, since December 31, 1995, there has not been any material adverse change in the business, opera tions, property, assets, liabilities or condition (financial or otherwise) of TDI and the Subsidiaries considered as a whole. Without limiting the foregoing, except as set forth on SCHEDULE 4.19 hereto, since December 31, 1995, none of TDI or any Subsidiary has:

                  (a) except as expressly  permitted in accordance  with Section
         6.8 hereof, purchased, sold or leased, or agreed to purchase, sell or lease, any material asset;

                  (b) granted or committed to grant any bonus, commission or other form of incentive compensation or increased or committed to increase the compensation or fees payable to or in respect of any employee, director, officer, sales representative, independent contractor, consultant or Affiliate of TDI or any Subsidiary except as set forth on SCHEDULE 4.13 hereto or to the extent required under the express terms of any employment or collective bargaining agreements as in effect on the date hereof;

                  (c) entered into, adopted or amended, or committed to enter into, adopt or amend, any employment, consulting, retention, change-in-control, severance, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement for the benefit of any employee, officer, director, sales representative, independent contractor, agent, consultant or Affiliate of TDI or any Subsidiary (whether or not legally binding);

                  (d) made any loans to any Person other than advances for salary or expenses to Transferring Employees in amounts less than $5,000 individually or $50,000 in the aggregate;

                  (e) written off any receivables except in the ordinary course of business, consistent with past practices;

                  (f) declared, made, set aside or paid any divid end, distribution, or payment on, or any purchase or redemption of, any Class A Stock, Class B Stock, capital stock or other equity interests of TDI or any Subsidiary, or made any commitment therefor;

                  (g) issued or sold any Class A Stock, Class B Stock, capital stock or other equity interests of TDI or any Subsidiary, or any subscriptions, options, warrants, calls, conversions or other rights, agreements, commitments, arrangements or understandings of any kind obligating TDI, any Subsidiary or any Seller, contingently or otherwise, to issue or sell, or cause to be issued or sold, any capital stock or other equity interest of TDI or any Subsidiary;

                  (h) made any material change (for book or Tax purposes) in any method of accounting or accounting practice;

                  (i) suffered the loss of any key employee or key independent contractor or, other than in the ordinary course of business, consistent with past practice, retained any new key employees or independent contractors; or

                  (j) entered into any material transaction not in the ordinary course of business or agreed (whether or not in writing) to do any of the foregoing.

                  4.20 INSURANCE. The assets owned by TDI and the Subsidiaries are insured against loss, damage or injury in amounts listed in SCHEDULE 4.20 hereto, which shows all insurance policies held by TDI and the Subsidiaries relating to the business of TDI and the Subsidiaries, including, without limitation, keyman life insurance policies, if any, on TDI's or any Subsidiary's executive officers, together with the policy limits, the type of coverage, the location of the property covered, annual premium, premium payment dates and expiration date of each of the policies. Copies of all such insurance policies have been furnished to Buyer. All such insurance policies are in full force and effect and all premiums due thereon have been paid. To the Knowledge of TDI, the insurance coverage provided by such policies is adequate for the business engaged in by TDI and each of the Subsidiaries.

                  4.21 TAXES. Except as set forth in SCHEDULE 4.21 hereto, TDI and each Subsidiary have duly filed all Tax returns and forms required to be filed, and have paid in full or discharged all Taxes required to be paid other than Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. All such Tax returns or forms are true and correct in all material respects. Neither TDI nor any Subsidiary is currently under audit with respect to Taxes by any Governmental Authority and no Governmental Authority is now asserting in writing against TDI or any Subsidiary any deficiency or claim for Taxes. Except as set forth on SCHEDULE 4.21 hereto, none of TDI and the Subsidiaries (A) is or has been a member of any consolidated, combined, unitary or similar group for Tax purposes, (B) is bound by any Tax sharing, allocation or similar agreement, (C) has at any time filed a consent under section 341(f) of the Code, and (D) will as a result of the trans actions contemplated by this Agreement make or become obligated to make any parachute payment as defined in section 280G of the Code. Buyer shall not be required to withhold or deduct any amount of Tax in connection with the transactions contemplated by this Agreement.

                  4.22  ENVIRONMENTAL  MATTERS.  (a)  Except  as  set  forth  on
SCHEDULE 4.22 PART (A) hereto, TDI's and each Subsidiary's operation and use of the Owned Real Property and the premises which are the subject of the Real
Property Leases are in compliance in all material respects with all Environmental Laws. TDI and the Subsidiaries have obtained all material environmental, health and safety permits necessary for the operation of the business of TDI and the Subsidiaries as presently conducted, and all such permits are in full force and effect and TDI and each Subsidiary are in compliance with the terms and conditions of each such permit. There are no outstanding Liens on any interest in any of the Owned Real Property or Real Property Leases under any Environmental Laws. No Seller, TDI or any Subsidiary has received any notice of, nor to the Knowledge of TDI is there, any administrative or judicial investigations, proceedings or actions with respect to material violations, alleged or proven, of Environmental Laws by TDI or any Subsidiary or any of their respective tenants or subtenants, or otherwise involving the Owned Real Property or the Real Property Leases or the operations conducted on the premises subject to the Real Property Leases.

                  (b) Except as set forth on SCHEDULE 4.22 PART (B) hereto, there has been no release (nor, to the Knowledge of TDI, is there any substantial threat of a release) of any Hazardous Substance at or from the Owned Real Property or the premises which are the subject of the Real Property Leases in amounts or concentrations requiring remediation under or that would violate current Environmental Laws. Except as set forth on SCHEDULE 4.22 PART (B) hereto, there are no Hazardous Substances present on the Owned Real Property or the premises which are the subject of Real Property Leases except for ordinary quantities of properly stored Hazardous Substances found in consumer or commercial products that are used in the normal course of the business of TDI and the Subsidiaries. Except as set forth on SCHEDULE 4.22 PART (B) hereto, there are no underground storage tanks, or underground piping associated with such tanks, on the Owned Real Property or on the premises which are the subject of the Real Property Leases.

                  4.23 FINANCING STATEMENTS. The material assets owned by TDI and the Subsidiaries are and have been located in the states of Arizona, California, Florida, Georgia, Illinois, Louisiana, Minnesota, New Jersey, New York, Pennsylvania, Tennessee, Texas and the District of Columbia and in England and Ireland, since they were acquired by TDI or any Subsidiary. All financing statements and similar instruments filed by any party with respect to such assets are listed in SCHEDULE 4.23 hereto.

                  4.24 SUBSIDIARIES. Except as set forth on SCHEDULE 4.24 hereto, neither TDI nor any Subsidiary owns, directly or indirectly, any shares of capital stock or other equity interests (or any interest convertible into capital stock or other equity interest) in any corporation, partner ship, joint venture, limited liability company or other entity, or has any commitment to contribute to the capital of, make loans to, or share in the losses of, any enterprise. TDI conducts no business operations directly or indirectly other than the business operations conducted through the Subsidiaries and has no material assets or liabilities other than the capital stock or other equity interests of the Subsidiaries.

                  4.25 BROKER OR FINDER'S FEE. None of such Seller, TDI or any Subsidiary has incurred any liability to any broker, finder or agent for any fees, commissions or similar compensation with respect to the transactions contemplated by this Agreement, except for fees payable to the First National Bank of Boston which shall be paid on the Closing Date as part of the Financing Charge Amount.

                  4.26 PURCHASE FOR INVESTMENT, ETC. (a) Such Seller is purchasing the shares of Infinity Stock issued to such Seller by Buyer pursuant to this Agreement for such Seller's own account and not directly or indirectly with a view to, or for sale in connection with, any distribution thereof. Such Seller acknowledges that (I) the Infinity Stock has not been registered under the Securities Act, (II) the Infinity Stock may not be resold unless such Infinity Stock is subsequently registered under the Securities Act or an exemption from such registration is available, (III) restrictive legends in the form set forth in Section 14.2 hereof shall be placed on the certificates representing the Infinity Stock and (IV) a notation shall be made in the appropriate records of Buyer indicating that the Infinity Stock is subject to restrictions on transfer and appropriate stop-transfer instructions will be issued to Buyer's stock transfer agent with respect to the Infinity Stock.

                  (b) Such Seller is an "Accredited Investor" within the meaning of Regulation D under the Securities Act and such Seller's residence is set forth in SCHEDULE 4.2 hereto. In addition, (I) such Seller has been granted the opportunity to ask questions of, and receive answers from, representatives of Buyer concerning Buyer and the terms and conditions of the purchase of Infinity Stock and to obtain any additional information that such Seller deems necessary,
(II) such Seller's knowledge and experience in financial business matters is such that such Seller is capable of evaluating the merits and risk of the investment in Infinity Stock and (III) such Seller has carefully reviewed the terms and provisions of this Agreement and has evaluated the restrictions and obligations contained herein.

                  4.27 BANK ACCOUNTS. SCHEDULE 4.27 hereto sets forth a complete and correct list containing the names of each bank in which TDI and each Subsidiary has an account or safe deposit or lock box, the account or box number, as the case may be, and the name of every person authorized to draw thereon or having access thereto.



                                    ARTICLE V

                              COVENANTS OF SELLERS

                  5.1 INFORMATION PRIOR TO CLOSING. During the period from the date hereof to the Closing Date, Sellers will cause TDI to make the management of TDI and the Subsidiaries available to Buyer and its authorized represen tatives and provide Buyer and its accountants, legal counsel and other authorized representatives reasonable access during normal business hours to, and permit such Persons to review, the properties, books, Contracts, accounts and records of TDI and the Subsidiaries, and to provide such other information to Buyer and its authorized representatives as shall have been reasonably requested by Buyer or such authorized representatives concerning TDI or any Subsidiary. The rights of Buyer under this Section shall not be exercised in such a manner as to interfere unreasonably with the conduct of the business of TDI or any Subsidiary.

                  5.2 CONDUCT OF BUSINESS. (a) During the period from the date hereof to the Closing Date, Sellers, jointly and severally, covenant and agree to cause TDI and the

Subsidiaries to carry on their businesses in, and only in, the ordinary course of business, in substantially the same manner as heretofore conducted, and to use their reasonable commercial efforts to preserve intact their present business organization, keep available the services of their present officers and significant employees, sales agents and independent contractors, and preserve their relationships with customers, suppliers and others having business deal ings with them, to the end that their goodwill and going business shall be maintained following the Closing.

                  (b) Without limiting the generality of the foregoing, except as expressly permitted by this Agreement or with the prior written consent of Buyer or except as set forth on SCHEDULE 5.2(B) hereto, Sellers, jointly and severally, covenant and agree that they will not permit TDI or any Subsidiary to do or agree to do, on or after the date hereof, any of the following, on or before the Closing:

                  (i) Amend their respective certificates of incorporation, by-laws or other organizational documents;

                  (ii) Issue, sell, transfer,  assign, pledge, convey or dispose of, any capital stock or equivalent equity interests, including, without limitation, any subscriptions, options, warrants, calls, conversions or other rights, agreements, commitments, arrangements or understandings of any kind obligating TDI, any Subsidiary or such Seller, contingently or otherwise, to issue or sell, or cause to be issued or sold, any capital stock or other equity interest of TDI or any Subsidiary;

                  (iii) Declare any dividend or make any distribution with respect to their capital stock or equivalent equity interests;

                  (iv) Sell, assign, lease or otherwise transfer or dispose of any material assets, unless the same shall be replaced with assets of equal or greater value and utility;

                   (v) Create, assume or permit to exist any Lien upon their assets, except for those in existence on the date of this Agreement and except for those additional Liens created in the ordinary course of business consistent with past practice, all of which Liens will be removed on or prior to the Closing Date;

                  (vi) Cause or permit by any act, or failure to act, any of the Governmental Approvals to expire, be surrendered, adversely modified, or otherwise terminated, except in the ordinary course of business consistent with past practice;

                  (vii) Waive any right under any Contract or license relating to their assets or business as presently conducted, except in the ordinary course of business consistent with past practice;

                  (viii) Enter into or renew any Contract other than in the ordinary course of business consistent with the past practices of the business of TDI or any Subsidiary, except TDI may (I) renew any of the stand-by Letters of Credit listed on SCHEDULE 1.24 hereto and (II) enter into employment agreements in form and substance satisfactory to Buyer attached to SCHEDULE 5.2(B) hereto with certain officers of TDI listed on SCHEDULE 5.2(B) hereto (such employment agreements to have three year terms and to contain a covenant not to compete covering such three year period and an additional three year period following the termination of such employment agreement);

                  (ix) Fail to timely make all payments required to be paid under any Contract when due and otherwise pay all liabilities and satisfy all obligations, in each case in a manner consistent with past practice;

              (x) Fail to maintain their inventories of spare parts and expendable supplies, if any, at levels consistent with past practice;

             (xi) Increase or modify or agree to increase or modify the compensation, bonuses or other benefits or perquisites for any of the employees of the business of TDI or any Subsidiary, except in the ordinary course of business consistent with past practice pursuant to any employment agreements, Plans or collective bargaining agreements as set forth in Section 4.13 or 4.14 hereof;

            (xii) Fail to remove, cure, correct and repair prior to the Closing (to the extent within such Person's control) any material deficiencies in their assets and any material violations under applicable statutes, rules, regulations, engineering standards or building, fire or zoning laws or regulations, which are inconsistent with any representations, warranties or covenants contained in this Agreement;

            (xiii) Fail to maintain consistent with past practices and good business judgment insurance policies on the business of TDI and the Subsidiaries and their assets comparable in amount to that in effect on the date of this Agreement;

             (xiv) Fail to maintain their books and records in accordance with GAAP; and

              (xv) Take or fail to take any action that would cause any of its representations and warranties not to be true and correct on the Closing Date in the manner required under Section 7.1 hereof.

                  (c) Notwithstanding the foregoing, Sellers shall have the right to utilize any current asset (as defined by GAAP) to satisfy (I) any liability or obligation reflected on the Statement of Net Adjusted Current Assets set forth on SCHEDULE 7.9 hereto to the extent (and only to the extent) such liability or obligation was accrued on the December 31, 1995 balance sheet included in the Financial Statements, (II) any ordinary course liability of TDI or any Subsidiary or (III) any liability which constitutes a Financing Charge Amount provided that, after giving effect to each such utilization, the Net Adjusted Current Assets shall be at least $10,000,000 on the Closing Date.

                  5.3 THIRD-PARTY CONSENTS. Sellers, jointly and severally, covenant and agree that they will cause TDI and each Subsidiary to use all reasonable commercial efforts to obtain the consent of any third parties or Governmental Authorities required to be obtained or made in connection with the transactions contemplated by this Agreement, including, without limitation, those consents set forth on SCHEDULE 7.3 hereto.

                  5.4 RENEWAL OF CONTRACTS. Sellers, jointly and severally, covenant and agree that they will cause TDI and each Subsidiary to use all reasonable commercial efforts to renew any Contract which by its terms expires or terminates between the date of this Agreement and the Closing Date, provided that any such renewal shall be on terms and conditions which are consistent with the past practice of TDI and the Subsidiaries.

                  5.5 NO INCONSISTENT ACTION. Sellers, jointly and severally, covenant and agree that they will not permit TDI or any Subsidiary to take any action which is inconsistent in any material respect with their obligations under this Agreement or that would hinder or delay the consummation of the transactions contemplated by this Agreement.

                  5.6 NO SOLICITATION. Sellers, jointly and severally, covenant and agree that they will not and they will not permit TDI or any Subsidiary to, directly or indirectly, (A) solicit, initiate or encourage submission of any proposal or offer from any Person relating to any acquisition or purchase of the business of TDI or any Subsidiary, any assets of TDI or any Subsidiary (other than the sale of assets in the ordinary course of business consistent with past practices) or any capital stock or other equity interest of TDI or any Subsidiary or (B) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or otherwise coop erate in any way, or assist or participate in, facilitate or encourage, any effort or attempt by any Person to do or seek any of the foregoing. Sellers, jointly and severally, covenant and agree that they will and will cause TDI and each Subsidiary to promptly notify Buyer in writing if any such offer or proposal is made.

                  5.7 FINANCIAL STATEMENTS. Sellers, jointly and severally, covenant and agree that they will cause TDI and each Subsidiary to deliver to Buyer, within 30 days after the end of each month until the Closing Date, unaudited consolidated statements of revenue and operations for the business of TDI and the Subsidiaries for the month then ended, along with a consolidated balance sheet of the business of TDI and the Subsidiaries as of the end of such month. All financial statements furnished pursuant to this Section shall be true and complete in all material respects and fairly represent the financial position, results of operations, cash flows and changes in financial position as of the dates and for the periods covered by such statements. Sellers, jointly and severally, covenant and agree that they will cause TDI and each Subsidiary to furnish to Buyer any and all other information customarily prepared concerning the financial condition of TDI or any Subsidiary that Buyer may reasonably request.

                  5.8 ESTOPPEL CERTIFICATES; CONSENT AND WAIVER. Sellers, jointly and severally, covenant and agree that they will cause TDI and each Subsidiary to use all reasonable commercial efforts to obtain estoppel certificates containing customary provisions and consents and waivers from any landlord with respect to the Real Property Leases listed on SCHEDULE 5.8 hereto.

                  5.9 LIMITATION ON COVENANTS.  Notwithstanding anything in this
Article V to the contrary,  Teachers' and Hambro's  responsibilities  under this
Article V to cause TDI and its Subsidiaries to act or not to act shall be limited to their power to cause or prevent such acts as stockholders of TDI.

                                   ARTICLE VI

                               COVENANTS OF BUYER

                  6.1 EMPLOYEE BENEFITS. (a) Until the first anniversary of the Closing Date, during the period of their employment with Buyer or any of its subsidiaries (including TDI and the Subsidiaries), Buyer will cause to be provided to those current employees of TDI or any of the Subsidiaries who continue to be employed by TDI or any Subsidiary or by Buyer or any Affiliate of Buyer immediately following the Closing (the "Transferring Employees") and, to the extent applicable in the context, to the covered dependents and beneficiaries of the Transferring Employees post-Closing pension, welfare and other employee benefits which are substantially similar to those provided to such Transferring Employees under the Plans as in effect on the date hereof. Thereafter, Buyer will cause the Transferring Employees to be provided employee benefits that are commercially reasonable in the industry.

                  (b) The service of all Transferring Employees with TDI and the Subsidiaries prior to the Closing will be recognized and credited to them for all purposes under any post-Closing employee benefit plan or arrangement to the same extent and for the same purposes that prior service of other employees with Buyer or its Affiliates is recognized and credited under such plan or arrangement and for determining the period of employment under any vacation, sick or other paid or unpaid time off plan.

                  (c) Key Transferring Employees will be entitled to participate in and receive grants under any stock option, stock bonus or other equity-based compensation plan of Buyer or its Affiliates on a basis which is comparable to that afforded similarly situated employees of Buyer and its Affiliates.

                  6.2 REPLACEMENT LETTERS OF CREDIT. Buyer covenants and agrees that on or prior to the Closing Date it shall obtain replacement letters of credit for all letters of credit required pursuant to the franchise agreements of TDI and the Subsidiaries, provided that the aggregate face amount thereof shall not exceed $23,000,000.

                  6.3 THIRD-PARTY CONSENTS. Buyer covenants and agrees that it will (at TDI's sole expense) cooperate and use reasonable commercial efforts to assist TDI and the Subsidiaries to obtain the consent of any third parties or Governmental Authorities required to be obtained or made in connection with the transactions contemplated by this Agreement.

                  6.4 INDEMNIFICATION OF OFFICERS AND DIRECTORS. Buyer covenants and agrees to indemnify the current officers and directors of TDI and the Subsidiaries after the Closing Date against all Losses for which such current officers and directors would be entitled to indemnification under the articles of incorporation, by-laws or insurance policies of TDI and the Subsidiaries in effect on the date hereof, provided that, notwithstanding the foregoing, Buyer shall have no obligation to provide any such indemnification for any Loss which results from or arises out of any event, matter or circumstance to which Buyer is entitled to indemnification by Sellers under Article XII hereof.

                  6.5 ADJUSTMENT EVENT. In the event that after the Closing Date, the total number of outstanding shares of Infinity Stock is changed by reason of a merger, consolidation, recapitalization, reclassification, stock split or extraordinary stock dividend, Buyer shall cause any Retained Shares then evidenced by the Escrow Note to be appropriately adjusted to reflect the occurrence of such event, and all distributions of cash, securities or other property in respect of the Retained Shares shall become part of the Retained Shares and shall be treated in accordance with the treatment of the Retained Shares under this Agreement and the Escrow Agreement.

                  6.6 BOOKS AND RECORDS. Each of Sellers and Buyer agree that, so long as any books, records and files relating to the business, properties, assets or operations of TDI or any Subsidiary, to the extent that they pertain to the operation of TDI or any Subsidiary prior to the Closing Date, remain in existence and are available, on and after the Closing Date (but in no event for more than five years thereafter), each party (at its expense) shall have the right, upon reasonable prior notice, to inspect and to make copies of the same at any time during business hours for the purpose of complying with regulatory requirements, meeting auditing needs, or fulfilling similar obligations for which such books, records or files are reasonably necessary.

                  6.7 RULE 144. Subject to the proviso at the end of this sentence, for the period ending on the third anniversary of the Closing Date, Buyer will file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder to the extent required from time to time to enable any Seller who receives shares of Infinity Stock under this Agreement to sell such shares without registration under the Securities Act within the limitations of the exemption provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the Securities and Exchange Commission; PROVIDED that this covenant shall have no force and effect at any time when Buyer is not a publicly traded company.


                                   ARTICLE VII

               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

                  The obligations of Buyer hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

                  7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. (a) All of the representations and warranties of Sellers contained in or made pursuant to this Agreement and in any schedule, instrument, certificate, agreement or document delivered pursuant to this Agreement which are qualified in any respect as to materiality or Material Adverse Effect shall be true and correct on the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date. All other representations and warranties contained in or made pursuant to this Agreement and in any schedule, instrument, certificate, agreement or document delivered pursuant to this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date.

                  (b) All of the terms, covenants and conditions to be complied with and performed by Sellers, TDI or the Subsidiaries on or prior to Closing Date shall have been complied with or performed.

                  (c) Subject only to payment of the Purchase Price, Sellers shall have delivered to Buyer 100% of the capital stock of TDI.

                  7.2 GOVERNMENTAL CONSENTS. Any applicable waiting period under the HSRA shall have expired or been earlier terminated without receipt of any objection or the commencement or threat of any litigation by any Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

                  7.3 THIRD-PARTY CONSENTS. TDI and the Subsidiaries shall have obtained and shall have delivered to Buyer all third-party consents and consents of Government Authorities listed on SCHEDULE 7.3 hereto, without any condition adverse to Buyer.

                  7.4 SELLERS' CERTIFICATE. Sellers shall have delivered to Buyer a certificate, dated the Closing Date and signed by each such Seller, in its capacity as a Seller, to the effect that the conditions set forth in Section
7.1 hereof have been fulfilled.

                  7.5 EMPLOYMENT AGREEMENT. Buyer shall be satisfied that (A) Apfelbaum has acknowledged, in a form satisfactory to Buyer, that from and after the Closing he will continue to honor the employment agreement, dated as of December 22, 1989, among Apfelbaum, TDI and American Media Network, Inc., as amended from time to time, most recently pursuant to the terms of the Letter Agreement, dated as of November 28, 1995, to Teachers from TDI, and (B) such employment agreement has been amended, in form and substance satisfactory to Buyer, to extend its term for a period of five years following the Closing Date and to provide for a covenant not to compete for the term of such employment agreement and for a period of five years following the termination of such employment agreement.

                  7.6 ADVERSE PROCEEDINGS. No action, suit, pro ceeding, litigation or investigation shall be pending or threatened by any Governmental Authority which questions the validity or legality of this Agreement or any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. No injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the trans actions contemplated by this Agreement shall be in effect.

                  7.7 PAYMENT OF INDEBTEDNESS; FINANCING STATEMENTS. The Financing Charge Amount set forth on the Financing Charge Statement shall have been paid in full by TDI and the Subsidiaries (using funds supplied by Buyer at the Closing; it being understood and agreed that the amount of such funds shall equal the Financing Charge Amount). Except for Permitted Encumbrances, as defined below, Sellers shall secure the release of all Liens of any nature whatsoever on TDI's and the Subsidiaries' assets and business, including those Liens listed in SCHEDULE 4.23 hereto, and shall deliver such releases to Buyer at Closing, including but not limited to, releases or terminations under the Uniform Commercial Code and any other applicable federal, state or local statutes or regulations of any financing or similar statements filed against any such assets in (A) the jurisdictions in which such assets are and have been located since such assets were acquired by TDI or any Subsidiary, as the case may be, and (B) any other location specified or required by applicable federal, state or local statutes or regulations. In addition, all Liens relating to any keyman life insurance policies on TDI's or any Subsidiary's executive officers shall have been released.

                  "Permitted Encumbrances" shall consist only of (I) liens for Taxes, assessments, water and sewer charges, license fees, and all other fees, special assessments and charges assessed or imposed by a public body upon TDI's or any Subsidiary's assets or any part thereof or the operation thereof, provided such fees, assessments or taxes are not yet due and payable and (II) other encumbrances which do not materially impair or adversely effect the use for which the asset or business in question is currently utilized or the value of such asset or business.

                  7.8 COLE/TDI AVIATION, LLC. TDI shall have caused all of its direct and indirect equity interests in Cole/TDI Aviation, LLC to have been conveyed, transferred and assigned to Apfelbaum as a special bonus without liability to Buyer, TDI or any Subsidiary.

                  7.9 CURRENT ASSETS. On the Closing Date, Sellers shall have delivered to Buyer a statement of Net Adjusted Current Assets as of the Closing Date (the "Statement of Net Adjusted Current Assets"). Such statement shall be prepared in accordance with GAAP (including, without limitation, proper accruals for all employee compensation and benefit related liabilities and expenses through the Closing), shall be in the form of SCHEDULE 7.9 hereto, shall be satisfactory in substance to Buyer and shall reflect that Net Adjusted Current Assets equal at least $10,000,000.

                  7.10 FIRPTA CERTIFICATES. Sellers shall have delivered to Buyer a certificate of TDI satisfying the requirements of Treas. Reg. ss. ss.1.897-2(h) and 1.1445- 2(c)(3)(i), and shall have caused TDI to comply with the requirements set forth in Treas. Reg. ss.1.897-2(h).

                  7.11 RESIGNATION OF DIRECTORS. All directors of TDI and any Subsidiary whose resignations shall have been requested by Buyer not less than five Business Days prior to the Closing Date shall have submitted their resignations or been removed from office effective as of the Closing Date.

                  7.12 RELEASES. (a) Each of the stockholders of TDI shall have executed a release, in form and substance satisfactory to Buyer, pursuant to which such stockholder and its Affiliates release TDI and each Subsidiary and the present and former directors, officers, agents and employees of TDI and each Subsidiary from any and all actions, claims, causes of action or liability of any nature, in law or equity, known or unknown and whether or not heretofore asserted, which such stockholder ever had, now has or hereafter can, shall or may have against any of the foregoing for, upon or by reason of any matter, cause or thing whatsoever from the formation of TDI and each Subsidiary to the Closing Date, except that (I) Hambro shall not release TDI from its obligation to Hambro referred to in Note (A)(1) of SCHEDULE 2.1(B) hereto and (II) Teachers shall not release TDI from its obligation to Teachers under the barter agreement referred to under item C on SCHEDULE 4.11 hereto.

                  (b) Each of the Executive Officers shall have executed a release, in form and substance satisfactory to Buyer, pursuant to which such Executive Officer waives any and all actions, claims, causes of action or liability of any nature, in law or equity, known or unknown and whether or not heretofore asserted, which such Executive Officer ever had, now has or hereafter can, shall or may have against TDI or any Subsidiary for, upon or by reason of any matter, cause or thing whatsoever arising out of any state of facts existing prior to the Closing Date, except for any rights to indemnification to which such Executive Officer is entitled pursuant to Section 6.4 hereof and except for any liability for compensation and employee benefits pursuant to Contracts or arrangements set forth on SCHEDULE 4.13 OR 4.14 hereto.

                  7.13 ESCROW NOTE; ESCROW AGREEMENT. The parties shall have agreed on the terms and conditions of the Escrow Note and the Escrow Agreement and Sellers and the Escrow Agent shall have each executed and delivered to Buyer the Escrow Agreement.

                  7.14 DELIVERIES. Sellers shall have made all the deliveries set forth in Section 9.1 hereof.


                                  ARTICLE VIII

                           CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

                  The obligations of Sellers are, at their option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

                  8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. (a) All representations and warranties of Buyer contained in or made pursuant to this Agreement and in any schedule, instrument, certificate, agreement or document delivered pursuant to this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such dates (in each case, without taking into account any qualification as to materiality contained in such representations or warranties).

                  (b) All the terms, covenants and conditions to be complied with and performed by Buyer on or prior to the Closing Date shall have been complied with or performed.

                  8.2 GOVERNMENTAL CONSENTS. Any applicable waiting period under the HSRA shall have expired or been earlier terminated without receipt of any objection or the commencement or threat of any litigation by any Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

                  8.3 ADVERSE PROCEEDINGS. No action, suit, proceeding, litigation or investigation shall be pending or threatened by any Governmental Authority of competent juris diction which questions the validity or legality of this Agreement or any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. No injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect.

                  8.4 AVAILABLE FUNDS. Buyer shall have made available funds equal to the Financing Charge Amount so as to enable Sellers to cause TDI and the Subsidiaries to pay the Financing Charge Amount.

                  8.5 ESCROW NOTE; ESCROW AGREEMENT. The parties shall have agreed on the terms and conditions of the Escrow Note and the Escrow Agreement and Buyer shall have executed and delivered the Escrow Note to the Escrow Agent and Buyer and the Escrow Agent shall have each executed and delivered the Escrow Agreement.

                  8.6 DELIVERIES. Buyer shall have made all the deliveries set forth in Section 9.2 hereof.


                                   ARTICLE IX

                                   THE CLOSING

                  9.1 DOCUMENTS TO BE DELIVERED BY SELLERS. At the Closing, Sellers shall deliver or cause to be delivered to Buyer the following:

                  (a) certificates representing the Shares, in negotiable form and duly endorsed in blank or accompanied by stock powers or other instruments of transfer, as provided in Section 2.2 hereof;

                  (b) certificate of each Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, certifying to the fulfillment of the conditions set forth in Section 7.1 hereof;

                  (c)  opinions of Sellers' counsel, dated the
         Closing Date, in form and substance reasonably satisfactory to Buyer;

                  (d) the acknowledgment and amendment referred to in Section 7.5 hereof;

                  (e) the resignations referred to in Section 7.11 hereof;

                  (f) the releases referred to in Section 7.12 hereof;

                  (g)  the Escrow Agreement referred to in Section
         7.13 hereof; and

                  (h) such other documents as may reasonably be requested by Buyer's counsel.

                  9.2 DOCUMENTS TO BE DELIVERED BY BUYER. At the Closing, Buyer shall deliver or cause to be delivered to Sellers (or, in the case of the Escrow Note, the Escrow Agent) the following:

                  (a) immediately available wire-transferred funds and Infinity Stock registered in the name of Sellers as provided in Section 2.2 hereof;

                  (b) certificate of Buyer,  dated the Closing Date, in form and
         substance  reasonably   satisfactory  to  Seller,   certifying  to  the
         fulfillment of the conditions specified in Section 8.1 hereof;

                  (c) opinion of counsel to Buyer, dated the Closing Date, in form and substance reasonably satisfactory to the Sellers' Representative;

                  (d)  the Escrow Agreement referred to in Section 8.5 hereof;

                  (e)  the Escrow Note referred to in Section 8.5 hereof;

                  (f) certified resolutions of the board of directors of Buyer, authorizing the execution, delivery and performance of this Agreement; and

                  (g) such other documents as may be reasonably requested by Sellers' counsel.

                                    ARTICLE X

                        TRANSFER TAXES; FEES AND EXPENSES

                  10.1 TRANSFER TAXES AND SIMILAR CHARGES. Except as provided otherwise in this Agreement, all costs of transferring the Shares in accordance with this Agreement, including: (A) governmental filing or grant fees, including, without limitation, the HSRA filing fee, (B) recordation, transfer (including, without limitation, realty transfer) and documentary taxes and fees, shall be divided equally between Buyer on the one hand and Sellers, jointly and severally, on the other hand, except for any applicable stock transfer taxes which shall be the responsibility of Buyer in respect of the transfer of the shares of Infinity Stock pursuant to this Agreement and the joint and several responsibility of Sellers in respect of the transfer of the Shares.

                  10.2 EXPENSES. Except as provided otherwise in this Agreement, each party hereto shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.


                                   ARTICLE XI

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

                  Except as otherwise specifically set forth herein, the representations, warranties and covenants contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing and continue in effect for three years thereafter. Any investigation by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty or covenant.


                                   ARTICLE XII

                                 INDEMNIFICATION

                  12.1 INDEMNIFICATION BY SELLERS. (a) SEVERAL. Notwithstanding the Closing and subject to the limitations set forth herein, each Seller, severally, covenants and agrees to defend, indemnify and hold harmless Buyer, its Affiliates (including, without limitation, TDI and the

Subsidiaries following the Closing) and the officers, directors, employees, agents, advisers and representatives of each such Person from and against, and pay or reimburse each such Person for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise, and whether or not resulting from third party claims), including out-of-pocket expenses and reason able attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of any breach or inaccuracy of any representation or warranty of such Seller set forth in
Section  4.1,  4.2 or 4.26 or in Section  4.5 or 4.25 or the fourth  sentence of
Section 4.22(a) hereof insofar as the representations and warranties set forth in such sections pertain only to such Seller.

                  (b) JOINT AND SEVERAL. Notwithstanding the Closing and subject to the limitations set forth herein, including Section 12.8 hereof, each Seller, jointly and severally, covenants and agrees to defend, indemnify and hold harmless Buyer, its Affiliates and the officers, directors, employees, agents, advisers and representatives of each such Person from and against, and pay or reimburse each such Person for, any and all Losses, resulting from or arising out of:

                  (i) (A) any breach of any  covenant or  agreement  made by any
         Seller under this Agreement or in any schedule hereto or any certificate, document or other instrument delivered in connection herewith or (B) any breach or inaccuracy of any representation or warranty of any Seller under this Agreement or in any schedule hereto or any certificate, document or other instrument delivered in connection herewith (in the case of any such representation or warranty, without taking into account any qualification as to the materiality or Material Adverse Effect contained in such representa tion or warranty), other than any breach or inaccuracy of any representations or warranties referred to in Section 12.1(a) hereof;

                  (ii) any claim of any kind by or any  liability of any kind to any third party relating to the conduct of the business and operations of TDI and the Subsidiaries prior to the Closing, whether or not the Loss arising from such conduct constitutes a breach of a representa tion or warranty hereunder by Sellers, except to the extent (and only to the extent) that the same (A) is reflected or reserved against as a current liability on the face of (and not solely in any notes to) the Statement of Net Adjusted Current Assets, (B) comprises the Liquidated Liability Amount, (C) arises and accrues after the Closing Date under any of the Contracts listed on SCHEDULE 4.8 PART
         (B),  SCHEDULE  4.8 PART  (C),  4.11 OR 4.13  hereto  or any  contract, agreement or commitment not required to be listed on such Schedules because of the dollar or temporal thresholds contained in the definition of the term "Contracts", or (D) arises and accrues under other leases, contracts, arrangements or understandings entered into between the date of this Agreement and the Closing Date in the ordinary course of business and in accordance with the terms of this Agreement;

                  (iii) any of the interest rate protection agreements or any of the foreign exchange protection agreements entered into by TDI or any Subsidiary listed on SCHEDULE 4.11 hereto;

                  (iv) any liability with respect to the multiemployer plan withdrawal liability described in SCHEDULE 4.14 hereto in excess of $500,000;

                  (v) any claim, litigation, proceeding or investigation set forth on SCHEDULE 4.15 hereto or on a footnote thereto;

                  (vi)  any matter set forth in Part A on Schedule 4.21 hereto;
         or

                  (vii)  any matter set forth on SCHEDULE 4.22 hereto;

PROVIDED that any Losses referred to in clauses (iii) through (vii) shall be calculated net of any reserves in respect of such Losses expressly accrued on the December 31, 1995 balance sheet included in the Financial Statements.

                  12.2 INDEMNIFICATION BY BUYER. Notwithstanding the Closing and subject to the limitations set forth herein, Buyer covenants and agrees to defend, indemnify and hold harmless each Seller, its Affiliates and the officers, directors, employees, agents, advisers and representatives of each such Person from and against, and pay or reimburse each such Person for, any and all Losses resulting from or arising out of (A) any breach of any covenant or agreement made by or on behalf of Buyer under this Agreement or in any schedule hereto or any certificate, document or other instrument delivered in connection herewith or any (B) breach or inaccuracy of any representation or warranty of Buyer under this Agreement or in any schedule hereto or any certificate, document or other instrument delivered in connection herewith (in the case of any such representation or warranty, without taking into account any qualification as to materiality contained in such representation or warranty).

                  12.3 LIMITATION ON INDEMNITY OBLIGATION. (a) Notwithstanding anything in Section 12.1 or 12.2 hereof to the contrary, (I) to the extent indemnification is sought under Section 12.1(a), Section 12.1(b)(i) or Section 12.2(b) hereof, Sellers or Buyer, as the case may be, shall be required to provide indemnification only to the extent the aggregate amount of Losses arising under Section 12.1 or 12.2 hereof, as the case may be, exceeds $1,000,000; and (II) to the extent indemnification is sought under Section 12.1(b)(ii), Sellers shall be required to provide indemnification only to the extent the aggregate amount of Losses arising under Section 12.1 hereof exceeds $500,000. To the extent indemnification may be sought by Buyer under more than one provision of Section 12.1 hereof, Buyer may elect, at it sole option, the provisions of Section 12.1 hereof that will be applicable to such Loss.

                  (b) Notwithstanding anything in Section 12.1 or 12.2 hereof to the contrary, the aggregate amount payable by Sellers with respect to any Losses
(I) under Sections 12.1(a) and 12.1(b)(i) hereof shall not exceed the greater of
(A) $10,000,000 and (B) the fair market value of the Retained Shares evidenced by the Escrow Note at the time any such Loss is otherwise payable based upon a per share price equal to the average closing price of the Infinity Stock as reported on the NYSE for the twenty Business Days preceding the second Business Day prior to the date such Loss is otherwise payable (plus the value of any distributions in cash, securities and other property made with respect to such Retained Shares prior to their delivery to Sellers pursuant to the Escrow Note, other than any such distribution previously paid to Buyer) and (II) under
Section 12.1(b)(ii) hereof shall not exceed the greater of the amounts set forth in clause (i) of this Section 12.3(b), PLUS (X) $50,000,000 if the Claim (as defined in Section 12.4 hereof) is made on or before the six month anniversary of the Closing Date, (Y) $35,000,000 if the Claim is made more than six months after the Closing Date and on or before the first anniversary of the Closing Date and (Z) $20,000,000 if the Claim is made after the first anniversary of the Closing Date and on or before the third anniversary of the Closing Date and MINUS, in the case of each of clauses (x),
(y) and (z) of this Section 12.3(b), any amount actually paid by Sellers pursuant to Sections 12.1(a) and 12.1(b)(i) hereof.

                  (c) Notwithstanding anything in Section 12.1 or 12.2 hereof to the contrary, the aggregate amount of Losses payable by Buyer under Section 12.2 shall not under any circumstances exceed $10,000,000.

                  (d) In the event that Buyer shall be entitled to indemnification for any Loss under this Article XII at any time when the Retained Shares, as valued as set forth below, are sufficient to compensate Buyer for such Loss, Buyer shall, before being entitled to make a demand for any cash payment from Sellers pursuant to this Article XII, direct the Escrow Agent to make a notation on the Escrow Note reducing the number of Retained Shares represented by the Escrow Note by such number of shares as have a value equal to such Loss, based upon a per share price equal to the average closing price of the Infinity Stock as reported on the NYSE for the twenty Business Days preceding the second Business Day prior to the date on which such direction to the Escrow Agent is given.

                  (e) In the event that the Retained Shares represented by the Escrow Note are insufficient to satisfy Sellers' indemnification obligations under this Article XII, Sellers shall, subject to Section 12.3(b) hereof, remain obligated to indemnify Buyer pursuant to this Article XII.

                  12.4 PROCEDURES FOR CERTAIN CLAIMS. In the case of any claim for indemnification asserted by a party entitled to indemnification under this Agreement (a "Claim") and subject to Section 12.5 hereof with respect to claims asserted by a third party, the parties hereto shall follow the procedures set forth in this Section 12.4 with respect to all Claims.

                  (a)  PROCEDURES FOR CLAIMS BY BUYER.

                  (i) At any time on or before the third anniversary of the Closing Date, Buyer may give notice to the Sellers' Representative of any Claim. Such notice shall include reasonably detailed information about the nature and factual basis for such Claim and the basis for the calculation of the amount claimed, if the amount of the Claim is readily ascertainable.

             (ii) Buyer and the Sellers' Representative shall consult in good faith with a view to agreeing on the validity of such Claim and on the amount of such Claim. If they so agree, Buyer and the Sellers' Representative shall give a joint notice to the Escrow Agent instruc ting the Escrow Agent to make a notation on the Escrow Note reducing the number of Retained Shares represented by the Escrow Note by such number of shares as have a value equal to such Claim based upon a per share price equal to the average closing price of the Infinity Stock as reported on the NYSE for the twenty Business Days preceding the second Business Day prior to the date of such joint notice.

            (iii) Claims shall be made in respect of matters as to which actual Losses have been paid or incurred; PROVIDED, HOWEVER, that if on the date that is the third anniversary of the Closing Date there shall exist pending or threatened claims, unasserted possible claims and/or other potential liabilities or expenses which, if resolved adversely would result in a Loss (a "Prospective Claim", which shall include any third-party claim that remains unresolved pursuant to Section 12.5 hereof), then, notwithstanding that actual Losses have not theretofore been paid or incurred, Buyer may give notice thereof (if not previously given) to the Sellers' Representative. Such notice shall include reasonably detailed information about each such Prospective Claim and information known to Buyer regarding the timing and course of future resolution thereof. Following the third anniversary of the Closing Date, Buyer and the Sellers' Representative shall consult with one another with a view to agreeing on the number of Retained Shares, if any, represented by the Escrow Note which shall then be delivered to Sellers, on a proportionate basis, and the number of such shares which shall remain subject to the Escrow Note and held by the Escrow Agent with respect to all Prospective Claims. If, at any time after the 30th day following the third anniversary of the Closing Date, Buyer and the Sellers' Representative have not delivered to the Escrow Agent a joint instruction to the effect of the foregoing with respect to all Prospective Claims, then either Buyer or the Sellers' Representative may refer the matter to arbitration and the arbitrator if requested by either party, shall be authorized to structure an award to the effect of the foregoing allocation. Nothing in this subsection (iii) shall prevent Buyer from making a Prospective Claim at any time prior to the third anniversary of the Closing Date.

             (iv) Any arbitration pursuant to subsection (iii) above shall be administered by the American Arbitration Association and conducted in accordance with the then applicable Securities Arbitration Rules of the American Arbitration Association.

             (v) The decision of the arbitrators with respect to the number, if any, of the Retained Shares which shall be released from escrow and delivered to Sellers pending resolution of all Prospective Claims shall be final and binding on Buyer and Sellers (and judgment may be entered thereon) and shall not be subject to appeal to, or review of any kind by, any court or tribunal, PROVIDED, HOWEVER, that either Buyer or the Sellers' Representative may take action in any court of competent jurisdiction to enforce such decision. Not withstanding anything in this Section 12.4(a) to the contrary, the arbitration award shall apply only to the number of Retained Shares which shall remain subject to the Escrow Note and held in escrow pursuant to the Escrow Agreement after the third anniversary of the Closing Date pending resolution of all Prospective Claims and shall not be binding or utilized in any forum by any party in determining the actual Losses incurred by Buyer which shall only be resolved upon agreement of the parties hereto or by a court of law.

              (vi) The Escrow Agent shall be instructed in a joint instruction of Buyer and the Sellers' Representative to deliver the number of Retained Shares represented by the Escrow Note to the Sellers' Repre sentative following the making of any and all reductions to the number of Retained Shares represented by the Escrow Note pursuant to Section 12.3(d) hereof, this Section 12.4(a) or the Escrow Agreement, on the later to occur of (A) the third anniversary of the Closing Date and (B) the resolution of all matters relating to all Prospective Claims. The Sellers' Representative shall deliver such Retained Shares, prorata to Sellers, in accordance with the percentages set forth on SCHEDULE 4.2 hereto; PROVIDED that Buyer shall have no liability to any Seller for any failure of the

         Sellers' Representative to so deliver such Retained Shares.

                  (b)      PROCEDURES FOR CLAIMS BY SELLERS.

                  (i) At any time on or before the third anniversary of the Closing Date, the Sellers' Representative may give notice to Buyer of any Claim. Such notice shall include reasonably detailed information about the nature and factual basis for such Claim and the basis for the calculation of the amount claimed.

             (ii) Buyer and the Sellers' Representative shall consult in good faith with a view to agreeing on the validity of such Claim and on the amount of such Claim. If they so agree, Buyer shall pay the amount of such Claim to the Sellers' Representatives who shall distribute such amounts to Sellers on a proportionate basis.

            (iii) Claims shall be made in respect of matters as to which actual Losses have been paid or incurred; PROVIDED, HOWEVER, that if on the third anniversary of the Closing Date there shall exist a Prospective Claim, then, notwithstanding that actual Losses have not theretofore been paid or incurred, the Sellers' Representative may give notice thereof to Buyer. Such notice shall include reasonably detailed information about such Prospective Claim and information known to Sellers' Representative regarding the timing and course of future resolution thereof. Buyer and the Sellers' Representative shall consult with one another with a view to agreeing on an amount in full settlement of the Prospective Claim.

                  12.5  THIRD-PARTY  CLAIMS.  In addition to the  provisions  of
Section 12.4 hereof, in the case of any Claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to
provide   indemnification  (the  "Indemnifying  Party")  promptly  after  such
Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (I) the counsel for the Indemnify ing Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemni-fied Party, (II) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (III) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Notice to the Sellers' Representative pursuant to this Section 12.5 shall constitute actual notice to all Sellers. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any pro posed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's tax liability or, if Buyer is the Indemnified Party, the ability of Buyer to conduct the business of TDI and the Subsidiaries as presently conducted, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. Notwithstanding the foregoing, the Indemnifying Party shall still provide indemnification to the Indemnified Party. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this
Section 12.5 and the
records of each shall be available to the other with respect to such defense.

                  12.6  THE  SELLERS'   REPRESENTATIVE.   (a)  Notwithstanding
anything in this Agreement to the contrary, all rights of Sellers under Sections
12.4 and 12.5 hereof shall be exercisable exclusively by Apfelbaum, and Buyer shall be entitled to deal exclusively with Apfelbaum in respect of all such rights, including, without limitation, the giving of all notices pursuant to Sections 12.4 and 12.5 hereof, unless Sellers owning a majority of the Class A Stock and Class B Stock immediately prior to the Closing shall notify Buyer in writing that Buyer shall thereafter deal exclusively with Joel M. Rudenstein or another specified individual (but not more than one individual) for purposes of this Article XII. Apfelbaum or such other specified individual who may be appointed pursuant to this Section 12.6(a) to act as representative of Sellers in place of Apfelbaum shall be referred to herein as the "Sellers' Representative".

                  (b) The Sellers' Representative shall not be liable to Sellers for any action taken or omitted by him or her in good faith and in no event shall the Sellers' Representative be liable or responsible to Sellers except for his or her own gross negligence, bad faith or willful misconduct. Sellers agree that Sellers shall be liable, jointly and severally, to hold the Sellers' Representative harmless from, and to indemnify and reimburse the Sellers' Representative for, all claims, liabilities, losses and expenses (including out-of-pocket and incidental expenses reasonably incurred and reasonable legal fees) arising in connection with any action, suit or claim arising under this Agreement, provided that the Sellers' Representative has not acted with gross negligence, bad faith or willful misconduct with respect to any of the events relating to such claims, liabilities, losses or expenses. Anything in this Agreement to the contrary notwithstanding, in no event shall the Sellers' Representative, acting in his or her capacity as the representative of Sellers, but not in his or her individual capacity as a Seller, be responsible or liable to Sellers for special, indirect or consequential loss or damages of any kind (including but not limited to lost profits), regardless of the form of action. No indemnification by Sellers under this Section 12.6(b) shall reduce or otherwise limit in any respect Sellers' other indemnification obligations under this Article XII.

                  12.7 LIMITATION ON CLAIMS. In case any event shall occur which would otherwise entitle any party to assert any claim for indemnification hereunder, no Loss shall be deemed to have been sustained by such party to the extent of (a) any tax savings actually realized by such party with respect thereto, or (b) any proceeds received by such party from any insurance policies with respect thereto, net of any increase in premiums or other costs associated with such insurance recovery.

                  12.8 SPECIAL LIMITATIONS. Notwithstanding anything in this Agreement to the contrary, the indemnification obligations of Teachers and Hambro shall be joint and several only to the extent of the greater of the amounts set forth in clause (i) of Section 12.3(b) hereof; thereafter, each of Teachers and Hambro shall be severally liable for its prorata share (based on its proportionate ownership of the Shares immediately prior to the Closing) of any Losses in excess of the greater of the amounts set forth in such clause (i) of Section 12.3(b) hereof; PROVIDED that, in no event shall either Teachers or Hambro be liable pursuant to this Agreement for an amount greater than its pro rata share of the Purchase Price. Once all of the Retained Shares have been used to satisfy the Sellers' indemnification obligations under this Agreement, any Seller may satisfy any additional indemnification obligation hereunder in respect of any Loss by delivering to Buyer shares of Infinity Stock constituting a portion of the Stock Portion having a value (together with the value of all payments of all other Sellers) equal to such Loss, such value to be based upon a per share price equal to the average closing price of the Infinity Stock as reported on the NYSE for the twenty Business Days preceding the second Business Day prior to the date on which such indemnification payment is made.

                  12.9 EXCLUSIVE REMEDY. The indemnification  provisions of this
Article XII shall be the sole and exclusive remedy of the parties against one another with respect to any Loss under this Agreement.

                                  ARTICLE XIII

                               TERMINATION RIGHTS

                  13.1 TERMINATION. (a) This Agreement may be terminated by Buyer, on the one hand, or Sellers, on the other hand, if the party seeking to terminate (and in the case of Sellers, each Seller) is not in material default or breach of this Agreement, upon written notice to the other upon the occurrence of any of the following:

                  (i)  if the Closing has not occurred by November 30, 1996; or

                  (ii) if there shall be in effect any final judgment, final decree or order that would prevent or make unlawful the Closing.

                  13.2  LIABILITY.  The  termination  of this  Agreement under
Section 13.1 hereof shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.


                                   ARTICLE XIV

                              REMEDIES UPON DEFAULT

                  Each Seller recognizes that, in the event any Seller defaults in the performance of its obligations to close under this Agreement, monetary damages alone will not be adequate. Therefore, unless Buyer is in default in the performance of its obligations to close under this Agreement, Buyer shall be entitled, in addition to bringing an action for indemnification under Article XII hereof, to obtain specific performance of the terms of this Agreement. In any action to enforce specifically the performance of this Agreement, each Seller shall waive the defense that there is another adequate remedy at law or equity and agrees that Buyer shall have the right to obtain specific performance of Sellers' obligations to close under the terms of this Agreement without being required to prove actual damages, post bond or furnish other security other than to pay the full Purchase Price and otherwise perform its closing obligations. In addition, Buyer shall be entitled to obtain from Sellers, jointly and severally, court costs and reasonable attorneys' fees incurred by it in enforcing its rights hereunder, plus interest at the Delaware statutory rate on the amount of any judgment obtained



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



against any Seller from the date of default by such Seller until the date of payment of the judgment. As a condition to seeking specific performance, Buyer shall not be required to have tendered the Purchase Price specified in Section
2.1 of this Agreement, but shall be required to demonstrate that it is ready, willing and able to do so and to perform its other closing obligations in all material respects.


                                   ARTICLE XV

                                OTHER PROVISIONS

                  15.1  CONFIDENTIALITY.   Each  Seller  and  Buyer  shall  keep
confidential and not use or disclose any information previously or hereafter obtained by it pursuant to this Agreement (the party receiving such information is hereinafter referred to as the "Receiving Party") with respect to the other or such other's parents, subsidiaries, affiliates or other related entities (the party, or such party's parents, subsidiaries, affiliates or other related entities, with respect to which the information relates is hereinafter referred to as the "Disclosing Party") in connection with this Agreement and the
negotiations   preceding  this  Agreement,   including,   without   limitation
information provided pursuant to Section 5.1 hereof (such information is hereinafter referred to as the "Confidential Information"), and the Receiving Party will use such Confidential Information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated for any reason, the Receiving Party shall either return to the Disclosing Party, without retaining a copy thereof, or destroy any schedules, documents or other written information constituting Confidential Information (or prepared based upon such Confidential Information) in connection with this Agreement and the transactions contemplated hereby and the negotiations preceding this Agreement. Without limiting the generality of the foregoing, the Receiving Party shall be permitted to disclose any Confidential Information to such of its Affiliates, officers, directors, employees, agents, lenders and representatives (collectively, "Representa tives") as have a need to know such Confidential Information, provided such Representatives shall be informed that disclosure of such Confidential Information by such Representatives would be in contravention hereof. Notwith standing the foregoing, the Receiving Party shall not be required to keep confidential or return any information which (I) is known or available through other lawful



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



sources, not bound by a confidentiality  agreement with the Disclosing Party, or
(II) is or becomes publicly known other than as a result of the disclosure by the Receiving Party or its Representatives or (III) is required to be disclosed pursuant to an order or request of a judicial or governmental authority or a self-regulatory body, including the National Association of Insurance Commissioners, or pursuant to any law or regulation in any jurisdiction (provided the Disclosing Party is given reasonable prior written notice), or
(IV) is developed by the Receiving Party independently of, and is not based upon, the Confidential Information.

                  15.2 LEGEND. Each certificate representing shares of Infinity Stock issued to any Seller shall bear upon its face the following legends:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION AND IN EACH CASE IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS."

                  15.3 PUBLICITY. Except as required by Applicable Law or with the other parties' express written consent, no party to this Agreement nor any Affiliate of any party shall issue any press release or make any public statement (oral or written) regarding this Agreement or the transactions contemplated by this Agreement.

                  15.4 COMPLIANCE WITH HSRA. Buyer and Sellers shall make or cause to be made in a timely fashion all filings which are required in connection with the transactions contemplated hereby under the HSRA, and shall furnish to the other party all information that the other reasonably requests in connection with such filings.

                  15.5 BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. Neither Buyer nor any Seller may assign this Agreement without the prior written consent of Buyer, in the case of any such assignment by any Seller, and of the



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



Sellers' Representative, in the case of any such assignment by Buyer, except that (I) Buyer may assign its rights and obligations under this Agreement to any of its Affiliates, PROVIDED that any such assignment shall not relieve Buyer from any of its obligations under this Agreement and (II) Buyer may assign its rights under Article XII hereof to any lender which provides financing in connection with the consummation of this Agreement.

                  15.6 NO THIRD-PARTY BENEFICIARIES. Except as provided in Sections 6.4, 12.1, 12.2 and 15.5 hereof with respect to indemnification, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, successors and permitted assigns.

                  15.7 ENTIRE AGREEMENT. This Agreement and the exhibits and schedules hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any amendment, waiver or consent is sought.

                  15.8 WAIVER. At any time prior to the Closing Date, the parties hereto may (I) extend the time for performance of any obligations or other acts of the other parties hereto, (II) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (III) waive any compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                  15.9 HEADINGS. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.




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



                  15.10 CHOICE OF LAW. The construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its principles of conflict of laws, and the state and federal courts of New York shall have exclusive jurisdiction over any controversy or claim arising out of or relating to this Agreement.

                  15.11 NOTICES. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (A) delivered personally, (B) mailed, certified or registered mail with postage prepaid, (C) sent by next-day or overnight mail or delivery or (D) sent by fax, as follows:

         To any Seller:

                  TDI Worldwide, Inc.
                  275 Madison Avenue
                  New York, New York  10016
                  Attention:  Mr. William M. Apfelbaum
                  Phone:  (212) 559-1100
                  Fax:    (212) 661-8960

         With a copy to:

                  Fulbright & Jaworski L.L.P.
                  666 Fifth Avenue
                  New York, New York  10103
                  Attention:  William Bush, Esq.
                  Phone:  (212) 318-3307
                  Fax:    (212) 752-5958

                  Dechert Price & Rhoads
                  477 Madison Avenue
                  New York, New York  10022
                  Attention:  Ronald R. Jewell, Esq.
                  Phone:  (212) 326-3500
                  Fax:    (212) 308-2041

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York  10004
                  Attention:  Kenneth Blackman, Esq.
                  Phone:  (212) 859-8000
                  Fax:    (212) 859-4000

                  Teachers Insurance and Annuity
                    Association of America
                  730 Third Avenue
                  New York, New York  10017
                  Attention:  Timothy F. Hodgdon, Esq.
                  Phone:  (212) 916-4270
                  Fax:    (212) 916-6980

         To Buyer:

                  Infinity Broadcasting Corporation
                  600 Madison Avenue
                  New York, New York  10022
                  Attention:  Mr. Farid Suleman
                  Phone:  (212) 750-6400
                  Fax:    (212) 888-2959

         With a copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022
                  Attention:  Richard D. Bohm, Esq.
                  Phone:  (212) 909-6226
                  Fax:    (212) 909-6836

or to such other person or address as any party shall specify by notice in writing to the party entitled to notice. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received
(W) if by personal delivery on the day after such delivery, (X) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (Y) if by next-day or overnight mail or delivery, on the day delivered or (Z) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

                  15.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

                  15.13 FURTHER ASSURANCES. Each Seller shall at any time and from time to time after the Closing execute and deliver to Buyer such further conveyances, assignments and other written assurances as Buyer may reasonably request in



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



order to vest and confirm in Buyer (or its assignees) the title and rights to and in all of the Shares to be and intended to be sold, conveyed, transferred and assigned hereunder.






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



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                            INFINITY BROADCASTING CORPORATION


                                            By:________________________
                                      Name:
                                     Title:


                                            ---------------------------
                                            William M. Apfelbaum


                                            ---------------------------
                                            Donald R. Allman


                                            ---------------------------
                                            Joel M. Rudenstein


                                            ---------------------------
                                            Tina K. Haut


                                            ---------------------------
                                            Seymour W. Zises


                                            ---------------------------
                                            Geoffrey R. Handler


                                            ---------------------------
                                            William F. Murphy


                                            ---------------------------
                                            Jodi A. Yegelwel


                                            ---------------------------
                                            Eric M. Solomon





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




                             HAMBRO GROUP INVESTMENT


                                            By:________________________
                                      Name:
                                     Title:


                             TEACHERS INSURANCE AND
                               ANNUITY ASSOCIATION


                                            By:________________________
                                      Name:
                                     Title:





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